QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Pacific Gas and Electric Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2008 Annual Meetings • Joint Proxy Statement

April 2, 2008

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 12th annual meeting of PG&E Corporation and the 102nd annual meeting of Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, May 14, 2008, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road,
San Ramon, California.

The accompanying Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the election of directors and ratification of the appointment of the independent registered public accounting firm for 2008 for each company. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" the nominees for directors and the ratification of the appointment of Deloitte & Touche LLP as each company's independent registered public accounting firm for 2008, as set forth in the Joint Proxy Statement.

PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" these proposals.

Your vote on the business at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Peter A. Darbee
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation

Table of Contents

Joint Notice of Annual Meetings of Shareholders
Joint Proxy Statement		1
Questions and Answers		1
Corporate Governance Commitment		7
Corporate Governance Guidelines		8
Item No. 1:	Election of Directors	15
Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company		18
Item No. 2:	Ratification of Appointment of the Independent Registered Public Accounting Firm	33
Information Regarding the Independent Registered Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company		34
Item Nos. 3 through 5:	PG&E Corporation Shareholder Proposals (To Be Voted on by PG&E Corporation Shareholders Only)	36
Compensation Discussion and Analysis		40
Compensation Committee Report		53
Executive Officer Compensation Information		54
Report of the Audit Committees		73
Other Information		74
Map and Directions to the PG&E Corporation and Pacific Gas and Electric Company Joint Annual Meeting

Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

April 2, 2008

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, May 14, 2008, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, for the purpose of considering the following matters:

1.
For PG&E Corporation and Pacific Gas and Electric Company shareholders, to elect the following eight and nine directors, respectively, to each Board for the ensuing year:

David R. Andrews	Maryellen C. Herringer	William T. Morrow*
C. Lee Cox	Richard A. Meserve	Barbara L. Rambo
Peter A. Darbee	Mary S. Metz	Barry Lawson Williams
* William T. Morrow is a nominee for director of Pacific Gas and Electric Company only.
2.
For PG&E Corporation and Pacific Gas and Electric Company shareholders, to ratify each Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2008 for PG&E Corporation and Pacific Gas and Electric Company,

3.
For PG&E Corporation shareholders only, to act upon proposals submitted by PG&E Corporation shareholders and described on pages 36 through 39 of the Joint Proxy Statement, and

4.
For PG&E Corporation and Pacific Gas and Electric Company shareholders, to transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings.

Important Notice of Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2008: Shareholders can go on-line at www.pgecorp.com/investors/financial_reports/ to access electronic copies of this 2008 Joint Proxy Statement and the 2007 Annual Report to Shareholders. Shareholders also may vote their proxies on-line as noted on page 1 of this Joint Proxy Statement. Specific Internet voting instructions also are included on the shareholder's proxy card.

The Boards of Directors have set the close of business on March 17, 2008 as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary
PG&E Corporation and
Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (Boards) are soliciting proxies for use at the companies' annual meetings of shareholders, including any adjournments or postponements.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and Pacific Gas and Electric Company and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

A Joint Proxy Statement and a proxy card were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of Pacific Gas and Electric Company at the close of business on March 17, 2008. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

The Joint Proxy Statement and proxy cards, together with the PG&E Corporation and Pacific Gas and Electric Company 2007 annual report to shareholders, were mailed to shareholders beginning on or about April 2, 2008.

Questions and Answers

When and where will the annual meetings be held?

The annual meetings will be held concurrently on Wednesday, May 14, 2008, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California.

A map and directions to the meeting venue can be found at the back of this Joint Proxy Statement.

How do I vote?

You can attend and vote at the annual meetings, or the proxyholders will vote your shares as you indicate on your proxy. There are three ways to submit your proxy:

1.
Over the Internet at http://www.proxyvoting.com/pcg,
2.
By telephone by calling toll-free 1-866-540-5760, and
3.
By completing your proxy card and mailing it in the enclosed postage-paid envelope.

If you submit your proxy over the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern time, on Tuesday, May 13, 2008. These Internet and telephone voting procedures comply with California law.

If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Wednesday, May 14, 2008.

What am I voting on and what are each Board's voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of Appointment of the Independent Registered Public Accounting Firm	For this proposal
3-5	Shareholder Proposals	Against these proposals

Pacific Gas and Electric Company shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of Appointment of the Independent Registered Public Accounting Firm	For this proposal

What vote is required to approve each item?

In 2007, PG&E Corporation and Pacific Gas and Electric Company adopted a majority voting standard for uncontested director elections in response to changes in state law that allow California corporations to utilize majority voting.

As a result, a majority voting standard applies to the election of each director nominee and to the approval of each other item described in this Joint Proxy Statement. This means that a director nominee will be elected, and a proposal will be approved, if a majority of the shares represented and voting approve that nominee's election or the proposal. Abstentions will not be considered in determining whether a majority of the shares represented and voting have elected a director nominee or approved a proposal. Similarly, any broker non-votes (see definition below) that occur with respect to a proposal will not be considered in determining whether a majority of the shares represented and voting have approved that proposal. As explained below, broker non-votes cannot occur with respect to the election of directors and the ratification of the appointment of the independent registered public accounting firm.

In addition, the shares voting affirmatively must equal at least a majority of the required quorum. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. For this purpose, abstentions could prevent the election of a director nominee or the approval of a proposal, and broker non-votes that occur with respect to a proposal, could prevent the approval of that proposal if the number of shares voting affirmatively do not constitute a majority of the required quorum.

What is a broker non-vote?

If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares and typically you will be asked to provide your broker or other registered holder with instructions as to how you want your shares to be voted. Under the rules of the New York Stock Exchange, if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on certain routine matters, like the uncontested election of directors and the ratification of the appointment of the independent registered public accounting firm, but your broker may not use its discretion to vote your shares on certain other matters, like shareholder proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other matters because you have failed to provide instructions, a "broker non-vote" occurs with respect to these other matters.

Will shareholders be asked to vote on matters other than those described in the Joint Proxy Statement?

Shareholders may be asked to vote on certain administrative matters, as permitted by law. The companies did not receive timely advance written notice of any other matters that will be introduced at the annual meetings.

What shares are included on my proxy card?

For PG&E Corporation registered shareholders, the shares included on your proxy card represent all the shares of PG&E Corporation common stock in your account as of March 17, 2008, including shares in the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan. For Pacific Gas and Electric Company registered shareholders, the shares included on your proxy card represent all the shares of Pacific Gas and Electric Company preferred stock in your account as of March 17, 2008.

If you are a registered shareholder of both PG&E Corporation common stock and Pacific Gas and Electric Company preferred stock, you will receive a separate proxy card for each company. If you receive more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares on all your proxy cards.

How many copies of the Joint Proxy Statement and annual report will I receive?

If you are a registered shareholder of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock, you will receive one Joint Proxy Statement and one annual report to shareholders for each account.

If you are a beneficial owner of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock and you receive your proxy materials through Broadridge Investor Communication Solutions (Broadridge) and there are multiple beneficial owners at the same address, you may receive fewer Joint Proxy Statements and annual reports than the number of beneficial owners at that address. Securities and Exchange Commission rules permit Broadridge to deliver only one Joint Proxy Statement and annual report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at that same address.

If you receive your proxy materials through Broadridge and (1) you wish to receive a separate copy of this Joint Proxy Statement and the 2007 annual report to shareholders, or any future proxy statement or annual report, or (2) you share an address with other beneficial owners who also receive their proxy materials through Broadridge and wish to request delivery of a single copy of annual reports or proxy statements to the shared address, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at One Market, Spear Tower, Suite 2400, San Francisco, CA 94105, or call 1-415-267-7070.

Are proxy materials for the 2008 Shareholder Meeting available on-line?

Yes. You can go on-line at www.pgecorp.com/investors/financial_reports/ to access this 2008 Joint

Proxy Statement and the 2007 Annual Report to Shareholders.

You also can vote your proxy on-line, as noted on page 1 of this Joint Proxy Statement. Specific voting instructions also will be included on your proxy card.

What if I return my proxy but I do not specify how I want my shares voted?

The PG&E Corporation proxyholders will vote those shares "For" Items 1 and 2, and "Against" Items 3 through 5. The Pacific Gas and Electric Company proxyholders will vote those shares "For" Items 1 and 2.

What if I do not submit my proxy?

Your shares will not be voted if you do not provide a proxy or vote at the annual meetings.

Can I change my proxy vote?

Yes. You can change your proxy vote or revoke your proxy any time before it is exercised by (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary in writing, or (4) submitting a written ballot at the meetings.

Is my vote confidential?

Yes. PG&E Corporation and Pacific Gas and Electric Company each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

BNY Mellon Shareowner Services will act as the proxy tabulators and the inspectors of election for the 2008 annual meetings. BNY Mellon Shareowner Services is independent of PG&E Corporation and Pacific Gas and Electric Company and the companies' respective directors, officers, and employees.

How many shares are entitled to vote at the annual meetings?

On March 17, 2008, there were 356,420,258 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

On March 17, 2008, there were 10,319,782 shares of Pacific Gas and Electric Company preferred stock, $25 par value, and 283,856,022 shares of Pacific Gas and Electric Company common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

A quorum is necessary to conduct business at each annual meeting. A majority of the shares entitled to vote at each meeting must be represented at the meeting in person or by proxy to constitute a quorum. Abstentions and broker non-votes will be considered in determining whether a quorum is present at each meeting.

May I attend the annual meetings?

All shareholders of record as of the close of business on March 17, 2008 may attend the annual meetings of PG&E Corporation and Pacific Gas and Electric Company. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meetings.

If you are a registered shareholder, you will receive an admission ticket along with your proxy card. Please bring the admission ticket to the meetings. If a broker, bank, trustee, nominee, or other third party holds your shares, please inform that party that you plan to attend the annual meetings and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue you an admission ticket if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Pacific Gas and Electric Company stock as of March 17, 2008.

Cameras, tape recorders, and other electronic recording devices will not be allowed in the meetings, other than for PG&E Corporation and Pacific Gas and Electric Company purposes. No items will be allowed into the meetings that might pose a safety or security risk.

Real-time captioning services and assistive listening devices will be available at the meetings. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meeting. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder's proposal, or (4) financial or legal advisors.

Shareholders must notify the Corporate Secretary of the appropriate company in advance if they intend to bring any legal proxy, qualified representative, or advisor to the annual meeting. The notice must include the name and address of the legal proxy, representative, or advisor, and must be received at the principal executive office of the appropriate company by 5:00 p.m., Pacific time, on May 7, 2008, in order to allow enough time for the issuance of additional admission tickets. We recommend that shareholders send their notice by a method that allows them to determine when the notice was received at the principal executive office of the appropriate company.

How will the annual meetings be conducted?

The Chairman of the Board of PG&E Corporation will preside over the meetings and make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

For each shareholder proposal, a qualified representative will have an opportunity to discuss that item. Shareholders will have an opportunity to raise other comments and questions regarding that proposal.

There also will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the meeting, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or Pacific Gas and Electric Company.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

How do PG&E Corporation and Pacific Gas and Electric Company select nominees for director?

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each select nominees based on recommendations received from the PG&E Corporation Nominating and Governance Committee. (Prior to January 1, 2008, the duties of the Nominating and Governance Committee were performed by the PG&E Corporation Nominating, Compensation, and Governance Committee.) The Committee's recommendations are based upon a review of the qualifications of Board candidates, and consultation with the PG&E Corporation Chairman of the Board or the Pacific Gas and Electric Company Chairman of the Board, as applicable, and the PG&E Corporation Chief Executive Officer.

The Committee receives recommendations for director nominees from a variety of sources, including shareholders, management, and Board members. The Committee reviews all recommended candidates at the same time and uses the same review criteria for all candidates.

What are the qualifications for director?

Board members should be qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company's operations and understand the complexities of that company's business environment. The Nominating and Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of each company's Board, and submits its recommendations to the applicable Board for review and approval.

In conducting this review, the Nominating and Governance Committee considers the requirements for director independence contained in each company's Corporate Governance Guidelines, as well as diversity, age, skills, and any other factors that it deems appropriate, given the current needs of the Board and that company.

May I recommend someone for PG&E Corporation and Pacific Gas and Electric Company to consider as a director nominee?

Shareholders may recommend a person to be a director of PG&E Corporation or Pacific Gas and Electric Company, as applicable, by writing to that company's Corporate Secretary. Each recommendation must include:

1.
A brief description of the candidate,

2.
The candidate's name, age, business address, and residence address,

3.
The candidate's principal occupation and the class and number of shares of the company's stock owned by the candidate, and

4.
Any other information that would be required under the rules of the Securities and Exchange Commission in a proxy statement listing the candidate as a nominee for director.

Recommended candidates may be required to provide additional information.

May I nominate someone to be a director during the annual meetings?

Each company's Bylaws require advance written notice of the intention to nominate an individual for director of either PG&E Corporation or Pacific Gas and Electric Company during an annual meeting. The notice for nominations to be made at the 2008 annual meetings must have been received at the principal executive office of the appropriate company by January 28, 2008. If you would like to nominate an individual for director of either PG&E Corporation or Pacific Gas and Electric Company during the 2009 annual meetings, your advance written notice of the nomination must be received at the principal executive office of the appropriate company no later than 5:00 p.m. Pacific time, on February 16, 2009.

While you should consult the Bylaws for specific requirements, your notice generally should include:

1.
A brief description of your nomination,

2.
Your name and address, as they appear in the company's records,

3.
The class and number of shares of the company's stock that you own,

4.
Any material interest you may have in the nomination,

5.
The nominee's name, age, business address, and residence address,

6.
The nominee's principal occupation and the class and number of shares of the company's stock owned by the nominee, and

7.
Any other information that would be required under the rules of the Securities and Exchange Commission in a proxy statement listing the nominee as a candidate for director.

If you wish to submit a nomination for a director candidate during the annual meetings, we recommend that you submit your written notice using a method that indicates when the notice was received at the principal executive office of the appropriate company.

For a copy of either company's Bylaws, send a written request to that company's Corporate Secretary.

Can shareholders make other proposals at the annual meetings?

Each company's Bylaws require advance written notice of the intention to make a shareholder proposal or bring other matters for action at an annual meeting. The notice for proposals and other matters to be considered by shareholders at the 2008 annual meetings must have been received at the principal executive office of the appropriate company by January 28, 2008.

If you would like to introduce a shareholder proposal or other business at PG&E Corporation's or Pacific Gas and Electric Company's 2009 annual meeting, your proper advance written notice of the matter must be received at the principal executive office of the appropriate company no later than 5:00 p.m., Pacific time, on February 16, 2009. However, if the 2009 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2008 annual meetings, your notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2009 annual meeting.

If you wish to submit a shareholder proposal or advance notice of other business to be brought before the 2009 annual meetings, we recommend that you use a method that indicates when the shareholder proposal or advance notice of other business was received at the principal executive office of the appropriate company.

For a copy of either company's Bylaws, send a written request to that company's Corporate Secretary.

Is there a different due date that applies if I want my shareholder proposal to be included in the proxy statement for the 2009 annual meetings?

Yes. If you would like to submit a proposal to be included in either company's proxy statement for the 2009 annual meetings, that company's Corporate Secretary must receive your proposal by 5:00 p.m., Pacific time, on December 3, 2008.

Where can I obtain information about the PG&E Corporation or Pacific Gas and Electric Company Corporate Governance Guidelines and Code of Conduct?

The Corporate Governance Guidelines for PG&E Corporation are included in this Joint Proxy Statement.

The following documents are available in the Corporate Governance section of PG&E Corporation's website, www.pgecorp.com/aboutus/, or Pacific Gas and Electric Company's website, www.pge.com/about/.

•
PG&E Corporation's and Pacific Gas and Electric Company's codes of conduct and ethics that apply to each company's directors and employees, including executive officers,

•
PG&E Corporation's and Pacific Gas and Electric Company's Corporate Governance Guidelines, and

•
Charters of key Board committees, including charters for the companies' Audit Committees, the companies' Executive Committees, the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation Public Policy Committee.

Shareholders also may obtain print copies of these documents by sending a written request to the Corporate Secretary of the appropriate company.

How much did this proxy solicitation cost?

PG&E Corporation and Pacific Gas and Electric Company hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $11,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and Pacific Gas and Electric Company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

What is the address of the principal executive office of PG&E Corporation or Pacific Gas and Electric Company?

PG&E Corporation
One Market, Spear Tower, Suite 2400
San Francisco, CA 94105

Pacific Gas and Electric Company
77 Beale Street, 32nd Floor
San Francisco, CA 94105

How do I contact the directors or officers of PG&E Corporation or Pacific Gas and Electric Company?

Correspondence to the PG&E Corporation and Pacific Gas and Electric Company Boards of Directors or any individual directors (including the non-employee directors as a whole, or the lead director) or officers should be sent in care of the Corporate Secretary to the principal executive office of the appropriate company. Correspondence addressed to either company's Board of Directors as a body, or to all of the directors in their entirety, will be sent to the lead director. The Corporate Secretary will regularly provide each Board with a summary of all such shareholder communications that the Corporate Secretary receives on behalf of that Board. A majority of the independent members of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have approved this process for shareholders to send communications to the Boards of Directors.

Corporate Governance Commitment
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company have a commitment to good corporate governance practices. These practices provide a framework within which the Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company can pursue the business objectives of those companies. Their foundation is the independent nature of the Board and its fiduciary responsibility to the company's shareholders.

Our corporate governance practices are documented in Corporate Governance Guidelines that are adopted by the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company and that are updated from time to time as appropriate, and as recommended by the PG&E Corporation Nominating and Governance Committee.

The PG&E Corporation Corporate Governance Guidelines are included on the following pages. The Pacific Gas and Electric Company Corporate Governance Guidelines are identical to the PG&E Corporation Corporate Governance Guidelines in all material respects and, therefore, are not included in this Joint Proxy Statement.

Corporate Governance Guidelines

January 1, 2008

1.     Election of Directors

  All members of the Board of Directors of PG&E Corporation (the "Corporation") are elected each year and serve one-year terms. Directors are not elected for multiple-year, staggered terms.

2.     Composition of the Board

  The Board's membership is composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the Corporation's operations and understand the complexities of the Corporation's business environment. The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members. No member of the Board of Directors may be an employee of the American Stock Exchange or a floor member of that exchange.

3.     Independence of Directors

  All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

  At least 75 percent of the Board is composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member, and (3) otherwise meet the definition of "independence" set forth in applicable stock exchange rules. The Board must affirmatively determine whether a director is independent, and may develop categorical standards to assist the Board in determining whether a director has a material relationship with the Corporation, and thus is not independent. Such standards are set forth in Exhibit A to these Corporate Governance Guidelines.

4.     Selection of Directors

  The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings. The Nominating and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO) (if the Chairman is not the CEO), reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

5.     Characteristics of Directors

  The Nominating and Governance Committee annually reviews with the Board, and submits for Board approval, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

6.     Selection of the Chairman of the Board and the Chief Executive Officer

  The Chairman of the Board and the Chief Executive Officer are elected by the Board.

  Based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer, the Board will consider whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

7.     Assessing the Board's and Committees' Performance

  The Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Board, including Board committees. The Board conducts an evaluation at least annually to determine whether it and its committees are functioning effectively. The Board evaluation includes an assessment of the Board's contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made. The purpose of the review is to increase the effectiveness of the Board as a whole, not to discuss the performance of individual directors. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee conduct annual evaluations, and any other permanent Board committee that meets on a regular basis conducts periodic evaluations. The Board committees provide the results of any evaluation to the Nominating and Governance Committee, which will review those results and provide them to the Board for consideration in the Board's evaluation.

8.     Size of the Board

  As provided in paragraph I of Article Third of the Corporation's Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members. The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation's Bylaws.

9.     Advisory Directors

  The Board may designate future directors as advisory directors in advance of their formal election to the Board. Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors. They do not, however, vote on matters before the Board. In this manner, they become familiar with the Corporation's business before assuming the responsibility of serving as a regular director.

10.  Directors Who Change Responsibilities

  Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board. This does not mean that such directors should leave the Board. However, the Board, via the Nominating and Governance Committee, should have the opportunity to review the appropriateness of such directors' nomination for re-election to the Board under these circumstances.

  Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.  Retirement Age

  The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 70.

12.  Compensation of Directors

  The Board sets the level of compensation for directors, based on the recommendation of the Compensation Committee, and taking into account the impact of compensation on director independence. Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

  The Compensation Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.  Director Stock Ownership Guidelines

  In order to more closely align the interests of directors and the Corporation's shareholders, directors are encouraged to own a significant equity interest in the Corporation within a reasonable time after election to the Board. A director should own shares of the Corporation's common stock having a dollar value of at least $200,000, measured at the time the stock is acquired or on the first business day of January 2007, whichever is later. A director should achieve this ownership target within five years from the date of his or her election to the Board or the adoption of these guidelines (December 20, 2006), whichever is later. For purposes of calculating a director's level of share ownership, the following are included: (1) shares of PG&E Corporation common stock beneficially owned by the director (as determined in accordance with the rules of the Securities and Exchange Commission), and (2) PG&E Corporation restricted stock units and common stock equivalents held by the director.

14.  Meetings of the Board

  As provided in Article II, Section 4 of the Corporation's Bylaws, the Board meets regularly on previously determined dates. Board meetings shall be held at least quarterly. As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, The Chief Executive Officer, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

  Each Board member is expected to regularly attend Board meetings and meetings of the committees on which the director serves (either in person or by telephone or other similar communication equipment), and to attend annual meetings of the Corporation's shareholders. Pursuant to proxy disclosure rules, the Corporation's proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

15.  Lead Director

  The lead director shall be elected from among the independent chairs of the standing Board committees, and shall be selected by the independent directors based upon the recommendation of the Nominating and Governance Committee. The lead director shall be elected every three years, and shall serve a three-year term. Any lead director may serve consecutive terms. The lead director shall act as a liaison between the Chairman of the Board and the independent directors, and shall preside at all meetings at which the Chairman is not present. The lead director approves the agendas and schedules for meetings of the Board, and approves information sent to the members of the Board. The lead director has authority to call special meetings of the independent directors.

16.  Meetings of Independent Directors

  The independent directors meet at each regularly scheduled Board meeting in executive session. These executive session meetings are chaired by the lead director. Following each such meeting, the lead director, or one or more other independent directors designated by the lead director, has a discussion with the Chairman of the Board (if the Chairman is not an independent director) and the Chief Executive Officer (if the Chairman is not the CEO) regarding the executive session meeting.

  The lead director, establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

17.  Board Agenda Items

  The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

  Board members are encouraged to suggest the inclusion of items on the agenda.

18.  Board Materials and Presentations

  The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors' review prior to the meeting. As a general rule, written materials are provided in advance on all matters requiring Board action. Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board's discussion of key issues and make the most efficient use of the Board's meeting time. Directors may request from the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) any additional information they believe to be necessary to perform their duties.

19.  Regular Attendance of Non-Directors at Board Meetings

  Members of management, as designated by the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), attend each meeting of the Board.

20.  Board Committees

  The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

  Currently, there are six committees. The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board. The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

21.  Membership of Board Committees

  All permanent Board committees, other than the Executive Committee, are chaired by independent directors. Each such independent committee chair shall be elected to serve a three-year term (provided that such committee chair continues to be re-elected to the Board during that term). Any such committee chair may serve consecutive terms. The terms for each of the committee chair positions shall be staggered such that roughly one-third of the positions are appointed each year. Each independent committee chair shall act as a liaison between the Chairman of the Board and the respective committee, and shall preside at all meetings of that committee. Each independent committee chair approves the agendas and schedules for meetings of the respective committee, and approves information sent to the committee members. Each independent committee chair has authority to call special meetings of the respective committee.

  The Audit Committee, the Compensation Committee, the Finance Committee, the

  Nominating and Governance Committee, and the Public Policy Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

  Members of the Audit Committee also must satisfy the audit committee independence and qualification requirements established by the Securities and Exchange Commission and any stock exchange on which securities of the Corporation or Pacific Gas and Electric Company are listed. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than the Corporation and its subsidiaries, that Committee member must inform the Corporation's Board of Directors and, in order for that member to continue serving on the Corporation's Audit Committee, the Board of Directors must affirmatively determine that such simultaneous service does not impair the ability of that member to serve effectively on the Corporation's Audit Committee.

22.  Appointment of Committee Members

  The composition of each committee is determined by the Board of Directors.

  The Nominating and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

23.  Committee Agenda Items

  The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

  At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen. Copies of these annual work plans are provided to all directors.

24.  Committee Materials and Presentations

  The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members' review prior to the meeting. As a general rule, written materials are provided in advance on all matters to be presented for committee action.

25.  Attendance at Committee Meetings

  The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

  Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

26.  Formal Evaluation of the Chief Executive Officer

  The independent directors annually review and evaluate the performance of the Chief Executive Officer. The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

  The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Compensation Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

27.  Management Development and Succession Planning

  The Chief Executive Officer reports annually to the Board on management development and succession planning. This report includes the CEO's recommendation for a successor should the CEO become unexpectedly disabled.

28.  Communications with External Entities

  The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation. Directors refer any inquiries from such entities to the CEO for handling.

29.  Access to Independent Advisors

  The Board of Directors and its committees have the right to retain independent outside financial, legal, or other advisors, as necessary and appropriate. The Corporation shall bear the costs of retaining such advisors.

30.  Director Orientation and Continuing Education

  The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

  The Corporation also provides each director with information regarding opportunities for continuing education. The Corporation encourages each director to stay current on important developments pertaining to such director's function and duties to the Corporation by attending such programs as appropriate or otherwise.

31.  Communications with Shareholders

  The lead director shall be designated as the director who receives written communications from the Corporation's shareholders, in care of the Corporate Secretary. The Corporate Secretary shall forward to the lead director any shareholder communications addressed to the Board of Directors as a body or to all the directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. If requested by major shareholders, the lead director shall be available for consultation and direct communication with such major shareholders.

32.  Legal Compliance and Business Ethics

  The Board of Directors is responsible for exercising reasonable oversight with respect to the implementation and effectiveness of the Corporation's legal compliance and ethics program. In that role, the Board of Directors shall be knowledgeable about the content and operation of the Corporation's compliance and ethics program, but may delegate more detailed oversight to a committee of the Board of Directors.

Exhibit A

PG&E Corporation
Corporate Governance Guidelines

Categorical Standards for Identifying "Material"
Relationships That May Affect Director Independence

Adopted: December 17, 2003
Amended as of February 18, 2004, December 15, 2004, and December 20, 2006

The following categories of relationships between a director and PG&E Corporation shall be considered "material." The existence of a "material" relationship provides a rebuttable presumption that the affected director is not "independent," absent a specific determination by the Board of Directors to the contrary.

A director has a "material" relationship with the Corporation in the following circumstances:

Employment

•
If a director is a current or former employee of the Corporation.

•
If a member of the director's immediate family is or was employed as a Section 16 Officer of the Corporation, unless such employment ended more than three years ago.

Direct Compensation from the Corporation

•
If a director is a consultant to the Corporation.

•
If a director or his or her immediate family member receives, or during the past three years received, more than $100,000 per year or rolling 12-month period in direct compensation from the Corporation. "Direct compensation" does not include director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or compensation received by a director's immediate family member for service as an employee (unless the immediate family member received compensation for services as a Section 16 Officer, in which case the director has a material relationship with the Corporation).

Internal or External Auditors

•
If a director or his or her immediate family member is, or during the past three years was, affiliated with, or employed by, a firm that serves or served during the past three years as the Corporation's internal or external auditor.

Director Interlock

•
If a director is a current or former officer or employee of any other company on whose board of directors any officer of the Corporation serves as a member.

•
If a director's immediate family member is, or during the past three years was, employed by another company where any of the Corporation's present Section 16 Officers concurrently serves on that company's compensation committee.

Business Relationships

•
If a director is a current Section 16 Officer or employee, or his or her immediate family member is a current Section 16 Officer, of a company (which does not include charitable, non-profit, or tax-exempt entities) that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company's consolidated gross revenues, during any of the past three years. The director is not "independent" until three years after falling below such threshold. (Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Corporation and the director's or immediate family member's current employer; the Corporation need not consider former employment of the director or immediate family member.)

Charitable Relationships

•
If the director (or a relative) is a trustee, director, or employee of a charitable or non-profit organization that receives grants or endowments from the Corporation or its affiliates exceeding the greater of $200,000 or 2 percent of the recipient's gross revenues during the Corporation's or the recipient's most recent completed fiscal year.

Notes

•
"Immediate family member" includes a person's spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares such person's home, or is financially dependent on such person.

•
"Corporation" includes any consolidated subsidiaries or parent companies.

•
"Section 16 Officer" means "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for that company.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Shareholders are being asked to elect eight directors to serve on the Board of Directors of PG&E Corporation and nine directors to serve on the Board of Directors of Pacific Gas and Electric Company. If elected as director, those individuals will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

The eight nominees for director of PG&E Corporation and the nine nominees for director of Pacific Gas and Electric Company whom the respective Boards propose for election are the same, except for William T. Morrow, who is a nominee for the Pacific Gas and Electric Company Board only. Two of the current members of the PG&E Corporation and Pacific Gas and Electric Company Boards of Directors, Leslie S. Biller and David A. Coulter, will retire from the Boards effective at the adjournment of the 2008 annual meetings, and are not nominated for election to the Boards. As of the adjournment of the annual meetings, the authorized number of directors of PG&E Corporation and Pacific Gas and Electric Company will be eight and nine, respectively.

The composition of the PG&E Corporation and Pacific Gas and Electric Company slates of director nominees are consistent with the policy set forth in each company's Corporate Governance Guidelines that at least 75% of the Board shall be composed of "independent" directors, as defined in the Corporate Governance Guidelines.

Information is provided on the following pages about the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E Corporation and/or Pacific Gas and Electric Company. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock of PG&E Corporation and Pacific Gas and Electric Company are provided in separate sections following the biographical information on the nominees.

All of the nominees have agreed to serve if elected. If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the enclosed PG&E Corporation or Pacific Gas and Electric Company proxy card will vote for substitute nominees at their discretion.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend the Election of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and
Pacific Gas and Electric Company
 Biographical Information

David R. Andrews
Mr. Andrews is retired Senior Vice President, Government Affairs, General Counsel, and Secretary of PepsiCo, Inc. (food and beverage businesses). He held that position from February 2002 to November 2004. Prior to joining PepsiCo, Inc., Mr. Andrews was a partner in the law firm of McCutchen, Doyle, Brown & Enersen, LLP from May 2000 to January 2002 and from 1981 to July 1997. From August 1997 to April 2000, he served as the legal advisor to the U.S. Department of State. Mr. Andrews, 66, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 2000. He also is a director of James Campbell Company LLC, James Hardie Industries N.V., and UnionBanCal Corporation.

C. Lee Cox
Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone and paging services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation, from 1987 until his retirement in April 1997. Mr. Cox, 67, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 1996 and the non-executive Chairman of the Board of Pacific Gas and Electric Company since January 2008.

Peter A. Darbee
Mr. Darbee is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and has held those positions since September 2007 and also from January 2006 to June 2007. He was Chairman of the Board of Pacific Gas and Electric Company from January 2006 through June 2007. Mr. Darbee was Chairman of the Board and Chief Executive Officer of PG&E Corporation from July 2007 to September 2007, President and Chief Executive Officer of PG&E Corporation from January 2005 to December 2005, and Senior Vice President and Chief Financial Officer of PG&E Corporation from September 1999 to December 2004. Mr. Darbee, 55, has been a director of PG&E Corporation and Pacific Gas and Electric Company since January 2005.

Maryellen C. Herringer
Ms. Herringer is an attorney-at-law. She held various executive positions at APL Limited (intermodal shipping and rail transportation company) from 1991 until it was acquired by Neptune Orient Lines in December 1997, most recently serving as Executive Vice President, General Counsel, and Secretary. Prior to joining APL Limited, Ms. Herringer was a partner in the law firm of Morrison & Foerster. Ms. Herringer, 64, has been a director of PG&E Corporation and Pacific Gas and Electric Company since October 2005. She also is a director of ABM Industries Incorporated and a director and the non-executive Chairman of the Board of Wachovia Corporation.

Richard A. Meserve
Dr. Meserve is President of the Carnegie Institution of Washington (scientific research institution) and has held that position since April 2003. He also has served as Senior Of Counsel to the law firm of Covington & Burling LLP since April 2004 and was a partner in that firm from 1984 through 1999. Prior to joining the Carnegie Institution of Washington, Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission from October 1999 to March 2003. Dr. Meserve, 63, has been a director of PG&E Corporation and Pacific Gas and Electric Company since December 2006.

Mary S. Metz
Dr. Metz is retired President of S. H. Cowell Foundation and held that position from January 1999 to March 2005. She is Dean Emerita of University Extension of the University of California, Berkeley, and President Emerita of Mills College. Dr. Metz, 70, has been a director of Pacific Gas and Electric Company since 1986 and a director of PG&E Corporation since 1996. She also is a director of AT&T Inc., Longs Drug Stores Corporation, and UnionBanCal Corporation.

William T. Morrow*
Mr. Morrow is President and Chief Executive Officer of Pacific Gas and Electric Company and has held this position since July 1, 2007. He was President and Chief Operating Officer of Pacific Gas and Electric Company from August 1, 2006 to June 30, 2007. Prior to joining Pacific Gas and Electric Company, Mr. Morrow was a senior executive with the Vodafone Group from 1995 to July 2006. Mr. Morrow, 49, has been a director of Pacific Gas and Electric Company since July 2007. He also is a director of Openwave Systems Inc.

Barbara L. Rambo
Ms. Rambo is Vice Chair of Nietech Corporation (payments technology company) and has held that position since October 2006. Ms. Rambo joined Nietech in November 2002 as President and Chief Executive Officer. Prior to joining Nietech, she served as Chairman and Chief Executive Officer of OpenClose Technologies (financial services company) from July 2001 to December 2001 and January 2000 to June 2001, respectively. Ms. Rambo served as Group Executive Vice President of Bank of America from 1993 to 1998 and held various positions of responsibility with the Bank since 1974. Ms. Rambo, 55, has been a director of PG&E Corporation and Pacific Gas and Electric Company since January 2005. She also is a director of UnionBanCal Corporation.

Barry Lawson Williams
Mr. Williams is President of Williams Pacific Ventures, Inc. (business investment and consulting) and has held that position since 1987. He also served as interim President and Chief Executive Officer of the American Management Association (management development organization) from November 2000 to June 2001. Mr. Williams, 63, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since 1996. He also is a director of CH2M Hill Companies, Ltd., The Northwestern Mutual Life Insurance Company, R.H. Donnelley Corporation, The Simpson Manufacturing Company Inc., and SLM Corporation.
* William T. Morrow is a nominee for director of Pacific Gas and Electric Company only.

Information Regarding the
Boards of Directors of PG&E Corporation and
Pacific Gas and Electric Company

The following section describes (1) the composition of the Boards of Directors and key Board committees of PG&E Corporation and Pacific Gas and Electric Company, (2) the functioning of the Boards and key Board committees, (3) qualifications and compensation of directors, and (4) other information regarding the director nominees.

Director Independence

What independence guidelines apply to the Boards of Directors?

The PG&E Corporation Corporate Governance Guidelines set forth a policy that 75% of the directors should be independent, as defined in the Guidelines. The Board of Directors of PG&E Corporation also is subject to New York Stock Exchange rules, which require that a majority of the directors be independent, as defined in the stock exchange's rules, and that independent directors meet regularly.

The Pacific Gas and Electric Company Corporate Governance Guidelines also set forth a policy that 75% of the directors should be independent, as defined in the Guidelines. In addition, the Board of Directors of Pacific Gas and Electric Company is subject to American Stock Exchange rules requiring that the independent directors meet regularly. The Pacific Gas and Electric Company Board is not subject to American Stock Exchange rules requiring that at least a majority of the directors meet the stock exchange's definition of "independent director." Pacific Gas and Electric Company is exempt from these requirements because PG&E Corporation and a subsidiary hold approximately 96% of the voting power in Pacific Gas and Electric Company, and Pacific Gas and Electric Company is a "controlled subsidiary."

Are the directors independent?

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each have affirmatively determined that the following directors are independent: David R. Andrews, Leslie S. Biller, David A. Coulter, C. Lee Cox, Maryellen C. Herringer, Richard A. Meserve, Mary S. Metz, Barbara L. Rambo, and Barry Lawson Williams. These independent directors:

•
Do not have any material relationship with either PG&E Corporation or Pacific Gas and Electric Company that would interfere with the exercise of independent judgment,

•
Are "independent" as defined by applicable New York Stock Exchange and American Stock Exchange rules, and

•
Satisfy each of the categorical standards adopted by the Boards for determining whether a specific relationship is "material" and a director is independent. Those categorical standards are set forth as Exhibit A to the Corporate Governance Guidelines and in the Corporate Governance section of PG&E Corporation's website, www.pgecorp.com/aboutus/, or Pacific Gas and Electric Company's website, www.pge.com/about/.

Only independent directors may serve on PG&E Corporation's Audit Committee, Compensation Committee, Finance Committee, Nominating and Governance Committee, and Public Policy Committee, and on Pacific Gas and Electric Company's Audit Committee. In addition, only independent directors may serve as chairs of any key committees of the PG&E Corporation or Pacific Gas and Electric Company Board of Directors, with the exception of the Executive Committees.

Do the Boards of Directors have an independent lead director?

PG&E Corporation and Pacific Gas and Electric Company have each had an independent lead director since 2003. The lead director of each company is selected by the independent directors, from among the directors who chair the independent committees of PG&E Corporation's Board of Directors following nomination by the PG&E Corporation Nominating and Governance Committee. The independent lead director serves a term of three years, and may be re-elected to consecutive terms. Currently, C. Lee Cox serves as independent lead director of both PG&E Corporation and Pacific Gas and Electric Company.

Do the independent directors meet without the other directors?

At each regularly scheduled Board meeting the independent directors of PG&E Corporation and Pacific Gas and Electric Company meet in executive session without the other directors. The independent lead director establishes the agenda for each executive session meeting of independent directors, and presides over these executive session meetings. At the end of each executive session meeting, the independent lead director has a discussion with the PG&E Corporation Chairman of the Board or the Pacific Gas and Electric Company Chairman of the Board (if the Chairman of the Board is not an independent director) and the PG&E Corporation Chief Executive Officer regarding the executive session meeting.

Why does PG&E Corporation have an independent lead director and a separate Chairman of the Board?

The Chairman of the Board also is PG&E Corporation's CEO. The Chairman presides over meetings of the Board of Directors. At this time, it is appropriate for the CEO of PG&E Corporation to serve as Chairman. Because the CEO bears primary responsibility for managing the Corporation's business day to day, we believe that he is well positioned to chair regular Board meetings and help ensure that key business issues and stakeholder interests are brought to the Board's attention.

The lead director acts as a liaison between the Chairman of the Board (if the Chairman of the Board is not an independent director) and the independent directors. Among other things, the lead director approves the agendas and schedules for meetings of the Board, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each executive session meeting.

Board Committees

What are the key committees of the PG&E Corporation and Pacific Gas and Electric Company Boards of Directors?

The key committees of the PG&E Corporation Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee. During 2007, the PG&E Corporation Nominating, Compensation, and Governance Committee performed the duties of the current Compensation Committee and Nominating and Governance Committee.

The Pacific Gas and Electric Company Board of Directors has two key committees, the Executive Committee and the Audit Committee.

All committee members are directors of PG&E Corporation or Pacific Gas and Electric Company, as appropriate. To ensure that all committee members can perform their duties in a fully informed manner, committee members and other directors have access to all of PG&E Corporation's and Pacific Gas and Electric Company's books, records, and other documents. The current membership and duties of these committees are described below.

	Executive Committees		Audit Committees		Compensation Committee		Finance Committee		Nominating and Governance Committee		Public Policy Committee
Non-Employee Directors:
D. R. Andrews			X						X		X(1)
L. S. Biller (through May 14, 2008)							X				X
D. A. Coulter (through May 14, 2008)	X				X		X	*(2)
C. L. Cox(3)	X				X	*	X
M. C. Herringer	X		X						X	*
R. A. Meserve									X		X
M. S. Metz	X		X								X	*(1)
B. L. Rambo					X		X(2)		X
B. L. Williams	X		X	*(4)	X		X

Employee Directors:
P. A. Darbee	X	*
W. T. Morrow	X	(5)

Number of Meetings in 2007 (PG&E Corporation/Pacific Gas and Electric Company where applicable)	0/0		4/4		6	(6)	8		6	(6)	3
*
Committee Chair
(1)
Mr. Andrews will become Chair of the PG&E Corporation Public Policy Committee effective May 14, 2008.
(2)
Ms. Rambo will become Chair of the PG&E Corporation Finance Committee effective May 14, 2008.
(3)
Lead director of PG&E Corporation and Pacific Gas and Electric Company.
(4)
Audit Committee financial expert as defined by the Securities and Exchange Commission.
(5)
Member of the Pacific Gas and Electric Company Executive Committee only.
(6)
Prior to January 1, 2008, the PG&E Corporation Nominating, Compensation, and Governance Committee performed the duties of the current Compensation Committee and the current Nominating and Governance Committee. The Nominating, Compensation, and Governance Committee met six times in 2007.

Committee Charters

Each company's Board of Directors has adopted a formal charter for each of the above Board committees. A copy of the charter for each of the listed PG&E Corporation Board Committees can be found in the Corporate Governance section of the corporation's website, at www.pgecorp.com/aboutus/. A copy of the charter for each of the listed Pacific Gas and Electric Company Board Committees can be found through the Corporate Governance section of the company's website, at www.pge.com/about/. Shareholders also may obtain a print copy of any committee's charter by sending a written request to the appropriate company's Corporate Secretary.

Executive Committees

What are the Executive Committees' responsibilities?

Each Executive Committee may exercise any of the powers and perform any of the duties of the PG&E Corporation Board or the Pacific Gas and Electric Company Board (as the case may be). This authority is subject to provisions of law and certain limits imposed by the PG&E Corporation Board or the Pacific Gas and Electric Company Board (as the case may be). The Executive Committees meet as needed.

The Chief Executive Officer of PG&E Corporation serves as the Chair of each company's Executive Committee.

Audit Committees

What are the Audit Committees' responsibilities?

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company advise and assist the appropriate Board of Directors in fulfilling its responsibilities in connection with financial and accounting practices, internal controls, external and internal auditing programs, business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries.

The Audit Committees' responsibilities are set forth in each Committee's charter. Among other things, the Audit Committees:

•
Are responsible for the selection, appointment, compensation, and oversight of the work of the independent registered public accounting firm that PG&E Corporation and Pacific Gas and Electric Company, as applicable, employ to prepare or issue audit reports or perform related work,

•
Satisfy themselves as to the independence and competence of the appropriate company's independent registered public accounting firm,

•
Pre-approve all auditing and non-auditing services that the independent registered public accounting firm provides to PG&E Corporation and Pacific Gas and Electric Company, as applicable,

•
Review and discuss with the independent registered public accounting firm, and/or with the appropriate company's officers and internal auditors, the scope and results of the independent registered public accounting firm's audit work, consolidated quarterly and annual financial statements, the quality and effectiveness of internal controls, and compliance with laws, regulations, policies, and programs, and

•
Make further inquiries as they deem necessary or desirable to inform themselves of the affairs of the companies and their subsidiaries.

One member of each Audit Committee is appointed by the appropriate Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Audit Committees?

Independence. Each member of the PG&E Corporation and Pacific Gas and Electric Company Audit Committees must be independent, as defined in the Corporate Governance Guidelines, in Securities and Exchange Commission rules regarding audit committee independence, and in applicable stock exchange rules.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each have determined that all members of each company's Audit Committee are independent under applicable regulations.

Financial literacy and expertise. Each member of the PG&E Corporation and Pacific Gas and Electric Company Audit Committees must be financially literate, as defined in the applicable stock exchange rules. The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have affirmatively determined that all members of the Audit Committees are financially literate.

One member of each Audit Committee also must be an "audit committee financial expert" or otherwise have accounting or related financial management expertise. The Boards of Directors each have determined that Barry Lawson Williams, the independent chair of each company's Audit Committee, is an "audit committee financial expert," as defined by the Securities and Exchange Commission.

Service on other audit committees. Each company's Corporate Governance Guidelines set forth a policy regarding the number of other public company audit committees on which an Audit Committee member may serve. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries, that Committee member must inform the appropriate company's Board of Directors. In order for that member to continue serving on the Audit Committee, the Board of Directors must affirmatively determine that the simultaneous service does not impair that committee member's ability to serve effectively on the Audit Committee.

No member of the Audit Committees currently serves on three or more additional public company audit committees.

Compensation Committee

Prior to January 1, 2008, the duties of the Compensation Committee were performed by the PG&E Corporation Nominating, Compensation, and Governance Committee.

What are the Compensation Committee's responsibilities?

The Compensation Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and Pacific Gas and Electric Company with respect to:

•
The compensation of directors,

•
Employment, compensation, and benefits policies and practices, and

•
The development, selection, and compensation of policy-making officers.

The PG&E Corporation Board of Directors has delegated its authority to administer the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP), under which equity-based awards are made, to the Compensation Committee. The Board of Directors also has delegated to the Chief Executive Officer of PG&E Corporation the authority to make LTIP awards to certain eligible participants within the guidelines adopted by the Compensation Committee. The Compensation Committee may delegate its authority with respect to ministerial matters under the LTIP to the Chief Executive Officer or the Senior Vice President of Human Resources of PG&E Corporation. The Compensation Committee also oversees other employee benefit plans.

The Compensation Committee's responsibilities are set forth in the Committee's charter. Among other things, the Committee:

•
Reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, although the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers,

•
Recommends to the independent members of the appropriate Board of Directors the compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, and

•
Reviews long-range planning for officer development and succession.

One member of the Committee is appointed by the independent members of the Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Compensation Committee?

The Compensation Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and in the New York Stock Exchange rules. All Committee members meet these independence requirements.

Because PG&E Corporation and a subsidiary hold approximately 96% of the voting power in Pacific Gas and Electric Company, that company is a "controlled subsidiary" of PG&E Corporation and will not be subject to certain American Stock Exchange rules that otherwise would require that all members of the Committee meet the American Stock Exchange definition of "independent director" and would impose requirements on Pacific Gas and Electric Company's director nomination process and methods for determining executive compensation.

What is the compensation setting process?

The PG&E Corporation Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company. The Committee also administers the LTIP, under which equity-based awards are made, and oversees other employee benefit plans.

The Board of Directors of PG&E Corporation or Pacific Gas and Electric Company (as the case may be) is responsible for approving compensation for the Chief Executive Officers of PG&E Corporation and Pacific

Gas and Electric Company based on the Committee's recommendations.

The Committee retains an independent consulting firm, Hewitt Associates (Hewitt), to help evaluate PG&E Corporation's compensation policies, to provide information about industry compensation practices and competitive compensation levels at companies within a comparator group, and to recommend compensation alternatives that are consistent with PG&E Corporation's compensation policies.

Each year, the Committee (and with respect to the Chief Executive Officers of PG&E Corporation and Pacific Gas Electric Company, the independent members of the applicable Board of Directors based on the Committee's recommendation) approves the amounts of total target compensation for executive officers, based on a review of comparative data as well as management's recommendations (and Hewitt's recommendations with respect to Chief Executive Officer compensation only). In addition, the Committee uses comparative data throughout the year to set the total target compensation of new executive officers, whether they are promoted internally or new hires.

In determining specific compensation amounts for individual officers, the Committee (or the independent members of the applicable Board of Directors, in the case of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company) considers such factors as (1) the officer's experience, (2) individual performance, (3) the officer's role in achieving corporate objectives established at the beginning of the year, (4) the officer's compensation compared to individuals in similar positions in the comparator group of companies used for purposes of setting officer compensation, as well as compared to other officers internally, and (5) when appropriate, other relevant factors.

The PG&E Corporation Board of Directors has delegated to the Chief Executive Officer of PG&E Corporation the authority to approve compensation, within guidelines approved by the Committee, to lower-level officers and to non-officer employees. With respect to annual equity awards, such Committee-approved guidelines include the LTIP award value ranges for different categories of employees, as well as the terms and conditions of all LTIP awards to be made in the following year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

Finance Committee

What are the Finance Committee's responsibilities?

The Finance Committee of PG&E Corporation advises and assists the Board with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiaries, including specific actions required to achieve those objectives. The Finance Committee's responsibilities are set forth in the Committee's charter. Among other things, the Committee reviews:

•
Long-term financial and investment plans and strategies,

•
Annual financial plans,

•
Dividend policy,

•
Short-term and long-term financing plans,

•
Proposed capital projects,

•
Proposed divestitures,

•
Strategic plans and initiatives,

•
Major commercial banking, investment banking, financial consulting, and other financial relationships of PG&E Corporation or its subsidiaries, and

•
Risk management activities.

Each year the Finance Committee also presents for the Board of Directors' review and approval (1) a five-year financial plan for PG&E Corporation and its subsidiaries that incorporates, among other things, the Corporation's business strategy goals, and (2) an annual budget that reflects elements of the approved five-year plan. Members of the Board of Directors receive a monthly report that compares the Corporation's performance to the budget and provides other information about financial performance.

One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Finance Committee?

The Finance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines. All Committee members meet these independence requirements.

Nominating and Governance Committee

Prior to January 1, 2008, the duties of the Nominating and Governance Committee were performed by the PG&E Corporation Nominating, Compensation, and Governance Committee.

What are the Nominating and Governance Committee's responsibilities?

The Nominating and Governance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and Pacific Gas and Electric Company with respect to:

•
The selection of directors, and

•
Corporate governance matters, including the companies' governance principles and practices and evaluating the performance and effectiveness of the Boards.

The Nominating and Governance Committee's responsibilities are set forth in the Committee's charter. Among other things, the Committee:

•
Reviews the composition and performance of the Boards of PG&E Corporation and Pacific Gas and Electric Company,

•
Recommends to the Boards of PG&E Corporation and Pacific Gas and Electric Company the nominees for election to the appropriate Board and the nominee for lead director of the appropriate Board, and

•
Reviews the Corporate Governance Guidelines of PG&E Corporation and Pacific Gas and Electric Company.

One member of the Committee is appointed by the independent members of the Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Nominating and Governance Committee?

The Nominating and Governance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and in the New York Stock Exchange rules. All Committee members meet these independence requirements.

Because PG&E Corporation and a subsidiary hold approximately 96% of the voting power in Pacific Gas and Electric Company, that company is a "controlled subsidiary" of PG&E Corporation and will not be subject to certain American Stock Exchange rules that otherwise would require that all members of the Committee meet the American Stock Exchange definition of "independent director" and would impose requirements on Pacific Gas and Electric Company's director nomination process and methods for determining executive compensation.

Public Policy Committee

What are the Public Policy Committee's responsibilities?

The Public Policy Committee of PG&E Corporation advises and assists the Board of Directors with respect to public policy and corporate responsibility issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries.

The Public Policy Committee's responsibilities are set forth in the Committee's charter. Among other things, the Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to:

•
Protection and improvement of the quality of the environment,

•
Charitable and community service organizations and activities,

•
Political contributions,

•
Equal opportunity in hiring and promoting employees, and

•
Development of minority-owned and women-owned businesses as suppliers to PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries.

One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Public Policy Committee?

The Public Policy Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines. All Committee members meet these independence requirements.

Attendance at Board and Committee Meetings and at the 2007 Annual Meetings of Shareholders

How many Board and committee meetings did the directors attend during 2007?

During 2007, there were 8 meetings of the PG&E Corporation Board of Directors and 21 meetings of the PG&E Corporation Board committees. Overall attendance of incumbent directors at those meetings was 95%. Each PG&E Corporation director attended at least 86% of the total number of Board and Board committee meetings held during the period of their service on the Board and Board committees during 2007.

During 2007, there were 8 meetings of the Pacific Gas and Electric Company Board of Directors and 4 meetings of the Pacific Gas and Electric Company Board committees. Overall attendance of incumbent directors at those meetings was 93%. Each Pacific Gas and Electric Company director attended at least 83% of the total number of Board and Board committee meetings held during the period of their service on the Board and Board committees during 2007, with the exception of one director who attended 75% of the total number of such meetings.

How many directors attended the 2007 annual meetings?

Each member of the Board of Directors of PG&E Corporation or Pacific Gas and Electric Company is expected to attend that company's annual meeting of shareholders.

All 10 directors attended PG&E Corporation's 2007 annual meeting of shareholders.

All 11 directors attended Pacific Gas and Electric Company's 2007 annual meeting of shareholders.

Compensation of Directors

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each establish the level of compensation for that company's directors, based on the recommendation of the PG&E Corporation Compensation Committee (Committee), and taking into account the impact of compensation on director independence. (Prior to January 1, 2008, the duties of the Compensation Committee were performed by the PG&E Corporation Nominating, Compensation, and Governance Committee.) Directors who are also current employees of either company receive no additional compensation for service as directors.

The Committee periodically reviews the amount and form of compensation paid to directors of PG&E Corporation and Pacific Gas and Electric Company, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

In February 2003, the Committee approved the following approach for determining Board of Directors compensation levels:

•
Target total compensation (i.e., retainer, meeting fees, chairperson retainer, and equity) should be equal to the average of the comparator group;

•
Director compensation should be set for two-year periods, to achieve the preceding objective at the midpoint of each period; and

•
Target total compensation for the Audit Committees and their Chair should reflect a premium to account for their increased responsibility and accountability pursuant to stock exchange requirements and legislation.

The following provides additional information regarding compensation paid to the non-employee directors of PG&E Corporation and Pacific Gas and Electric Company during the past year.

2007 Director Compensation

        This table summarizes the principal components of compensation paid or granted during 2007, or the compensation cost of equity-based grants for 2007, to the non-employee directors of PG&E Corporation and Pacific Gas and Electric Company.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
D. R. Andrews	$77,500	$24,000	$52,475	$95	$154,070
L. S. Biller	$86,000	$50,000	$16,412	$2,595	$155,007
D. A. Coulter	$92,500	$64,000	$0	$95	$156,595
C. L. Cox	$138,500	$64,000	$0	$95	$202,595
M. C. Herringer	$77,500	$26,250	$3,617	$2,595	$109,962
R. A Meserve	$67,500	$16,000	$0	$95	$83,595
M. S. Metz	$85,000	$64,000	$0	$5,055	$154,055
B. L. Rambo	$88,500	$39,333	$0	$95	$127,928
B. L. Williams	$149,500	$64,000	$38,251	$95	$251,846
(1)
Each non-employee director received $50,000 in annual retainers. The Chairs of the Finance Committee (Mr. Coulter) and the Public Policy Committee (Dr. Metz) each received an additional $7,500 in annual retainers. The Chair of the Audit Committees (Mr. Williams) and the Chair of the Nominating, Compensation, and Governance Committee, who was the lead director (Mr. Cox), each received an additional $50,000 in annual retainers. Non-employee directors also received a fee of $1,750 for each Board or Board committee meeting attended, except that members of the Audit Committees received a fee of $2,750 for each Audit Committee meeting attended. Total meeting fees were: Mr. Andrews $27,500, Mr. Biller $36,000, Mr. Coulter $35,000, Mr. Cox $38,500, Ms. Herringer $27,500, Dr. Meserve $17,500, Dr. Metz $27,500, Ms. Rambo $38,500, and Mr. Williams $49,500.

(2)
Represents the 2007 compensation cost of restricted stock, phantom stock, and restricted stock units granted in 2007 and prior years, measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, without taking into account an estimate of forfeitures related to service conditions. Grant date fair value is measured using the closing price of PG&E Corporation common stock. For restricted stock, the grant date fair value is amortized over the five-year vesting period. For phantom stock and restricted stock units, the grant date fair value is amortized over the period until the director is retirement-eligible (i.e., has completed five years of service). In 2007, each non-employee director received 846 shares of restricted stock with a grant date value of $39,990. Mr. Biller, Mr. Coulter, Mr. Cox, Ms. Herringer, Dr. Meserve, Dr. Metz, Ms. Rambo, and Mr. Williams each received 846.2 restricted stock units with a grant date value of $40,000. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2007 was: Mr. Andrews 3,149, Mr. Biller 4,825, Mr. Coulter 12,333, Mr. Cox 7,311, Ms. Herringer 2,774, Dr. Meserve 1,712, Dr. Metz 9,781, Ms. Rambo 4,733, and Mr. Williams 4,518.

(3)
Represents the 2007 compensation cost of stock options granted in 2007 and prior years, measured in accordance with SFAS No. 123R, without taking into account an estimate of forfeitures related to service conditions. Assumptions used in determining the grant date fair value are set forth in the Stock Options section of Note 14 to the Consolidated Financial Statements in the 2005, 2006 and 2007 Annual Reports to Shareholders of PG&E Corporation and Pacific Gas and Electric Company. In 2007, Mr. Andrews received 7,285 stock options with a grant date value of $56,896. The exercise price of the stock options, $47.27, is the closing price of PG&E Corporation common stock on the January 3, 2007 grant date. The aggregate number of option awards outstanding for each non-employee director at December 31, 2007 was: Mr. Andrews 31,452, Mr. Biller 9,290, Mr. Coulter 0, Mr. Cox 0, Ms. Herringer 2,491, Dr. Meserve 0, Dr. Metz 15,628, Ms. Rambo 0, and Mr. Williams 33,553.

(4)
Represents (i) premiums paid for accidental death and dismemberment insurance, and (ii) matching gifts to qualified educational and environmental nonprofit organizations pursuant to the PG&E Corporation Matching Gifts Program, which each year establishes a set fund for matching eligible gifts made by employees and directors on a dollar-for-dollar basis, up to a total of $2,500 per calendar year per individual, as follows: Mr. Biller $2,500, Ms. Herringer $2,500, and Dr. Metz $4,960 ($2,460 of this amount was committed and reported as director compensation for 2006, but was actually paid in 2007).

What retainers and fees do directors receive as compensation?

During 2007, each director who was not an officer or employee of PG&E Corporation or Pacific Gas and Electric Company received a quarterly retainer of $12,500. The non-employee directors who chaired the Finance Committee and the Public Policy Committee each received an additional quarterly retainer of $1,875. The non-employee director who chaired the Audit Committees and the non-employee director who chaired the Nominating, Compensation, and Governance Committee (who is the lead director) each received an additional quarterly retainer of $12,500.

Effective January 1, 2008, the PG&E Corporation Board of Directors divided its Nominating, Compensation, and Governance Committee into two separate committees: the Compensation Committee and the Nominating and Governance Committee. In addition, the "lead director" for each of PG&E Corporation and Pacific Gas and Electric Company now is selected from among the independent chairs of PG&E Corporation's key board committees. C. Lee Cox, the chair of the Compensation Committee, is the current lead director for each company. Consistent with these changes, effective January 1, 2008, the non-employee directors who chair the Compensation Committee and the Nominating and Governance Committee also receive an additional quarterly retainer of $1,875, and the non-employee director who serves as lead director receives an additional quarterly retainer of $12,500.

Non-employee directors also receive a fee of $1,750 for each Board or Board committee meeting attended, except that members of the Audit Committees receive a fee of $2,750 for each Audit Committee meeting attended.

Do directors receive stock-based compensation?

Under the PG&E Corporation 2006 Long-Term Incentive Plan, each non-employee director of PG&E Corporation is entitled to receive annual stock-based grants. Prior to 2008, the grant date for these stock-based grants was the first business day of January. Starting with annual grants for 2008, the grant date is the first business day of March.

During 2007, such grants had a total aggregate equity value of $80,000, composed of:

•
Restricted shares of PG&E Corporation common stock valued at $40,000 (based on the closing price of PG&E Corporation common stock on the grant date), and

•
A combination, as elected by the director, of non-qualified stock options and restricted stock units with a total value of $40,000, based on increments valued at $5,000.

The per-option value is based on the Black-Scholes stock option valuation method, discounting the resulting value by 20 percent. The exercise price of stock options is the market value of PG&E Corporation common stock (i.e., the closing price) on the grant date. The value of each restricted stock unit is based on the closing price of PG&E Corporation common stock on the grant date.

Restricted stock and stock options vest over the five-year period following the grant date, except that restricted stock and stock options will vest immediately upon mandatory retirement from the Board, upon a director's death or disability, or in the event of termination related to a Change in Control. If a director ceases to be a member of the Board for any other reason, any unvested restricted stock and unvested stock options will be forfeited.

Restricted stock units awarded to non-employee directors are payable only in the form of PG&E Corporation common stock following a director's retirement from the Board after five consecutive years of service or upon reaching mandatory retirement age, upon a director's death or disability, or in the event of termination related to a Change in Control. If a director ceases to be a member of the Board for any other reason, all restricted stock units will be forfeited.

A non-employee director's awards also will vest or accelerate in full if there is a Change in Control and the successor company fails to continue those previously granted awards in a manner that preserves the value of the awards.

How much stock-based compensation did directors receive during 2007?

During 2007, non-employee directors received the following stock-based compensation under the PG&E Corporation 2006 Long-Term Incentive Plan. On January 3, 2007, each non-employee director received 846 restricted shares of PG&E Corporation common stock. In addition, directors who were granted stock options received options to purchase 911 shares of PG&E Corporation common stock for each $5,000 increment of value (subject to a $40,000 limit) at an exercise price of $47.27 per share, and directors who were granted restricted stock units received 106 restricted stock units for each $5,000 increment of value (subject to a $40,000 limit).

Are directors paid for attending meetings of both PG&E Corporation and Pacific Gas and Electric Company?

Directors who serve on both the PG&E Corporation and Pacific Gas and Electric Company Boards and corresponding committees do not receive additional compensation for concurrent service on Pacific Gas and Electric Company's Board or its committees. However, separate meeting fees are paid for each meeting of the Pacific Gas and Electric Company Board, or a Pacific Gas and Electric Company Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and Pacific Gas and Electric Company that meetings of the companies' Boards and corresponding committees are held concurrently and, therefore, that a single meeting fee is paid to each director for each set of meetings.

May directors defer receiving retainers and fees?

Under the 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation or Pacific Gas and Electric Company may elect to defer all or part of their retainers and fees. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation invested in the Utility Bond Fund.

Are the directors reimbursed for travel and other expenses?

Directors of PG&E Corporation or Pacific Gas and Electric Company are reimbursed for reasonable expenses incurred for participating in Board meetings, committee meetings, or other activities undertaken on behalf of PG&E Corporation or Pacific Gas and Electric Company.

Do directors receive retirement benefits from PG&E Corporation or Pacific Gas and Electric Company?

The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

Legal Proceedings

California Attorney General Complaint

On January 10, 2002, the California Attorney General filed a complaint in the Superior Court for the County of San Francisco (Superior Court) against PG&E Corporation and its directors, the directors of Pacific Gas and Electric Company, and other parties, alleging unfair or fraudulent business acts or practices in violation of California Business and Professions Code Section 17200. The claims are based on alleged violations of conditions established in the California Public Utilities Commission's (CPUC) holding company decisions, caused by PG&E Corporation's alleged failure to provide adequate financial support to Pacific Gas and Electric Company during the California energy crisis.

The complaint seeks injunctive relief, the appointment of a receiver, civil penalties of $2,500 against each defendant for each violation of Section 17200, a total penalty of not less than $500 million, and costs of suit. The complaint also seeks restitution of assets allegedly wrongfully transferred to PG&E Corporation from Pacific Gas and Electric Company.

The complaint was filed after the CPUC issued two decisions in its investigative proceeding commenced in April 2001 into whether the California investor-owned electric utilities, including Pacific Gas and Electric Company, complied with past CPUC decisions, rules, and orders regarding holding company formations, affiliate transactions, and applicable statutes.

The CPUC order states that the CPUC would, among other matters, investigate the utilities' transfer of money to their holding companies, including during times when their utility subsidiaries were experiencing financial difficulties, the failure of the holding companies to financially assist the utilities when needed, the holding companies' transfer of assets to unregulated subsidiaries, and the holding companies' actions to "ringfence" their unregulated subsidiaries. In May 2005, the CPUC closed this investigation without making any findings.

In December 2004, the Superior Court held a bifurcated trial to consider the appropriate standard to determine what constitutes a separate violation of Section 17200 in order to determine the magnitude of potential penalties under Section 17200 (up to $2,500 per separate "violation"). The Superior Court did not address the question of whether any violations occurred. In March 2005, the Superior Court issued a decision rejecting the "per victim" and "per [customer] bill" approaches advocated by the Attorney General, which standards potentially could have resulted in millions of separate "violations." The Superior Court found that the appropriate standard was each transfer of money from Pacific Gas and Electric Company to PG&E Corporation that the Attorney General alleges violated Section 17200. In July 2005, the California Court of Appeal summarily denied a petition filed by the Attorney General seeking to overturn this decision.

In January 2006, the U.S. Court of Appeals for the Ninth Circuit (Ninth Circuit) issued a decision on the parties' appeals of various rulings by the U.S. Bankruptcy Court for the Northern District of California and the U.S. District Court for the Northern District of California (District Court) concerning jurisdictional issues. The Ninth Circuit found that the Superior Court had jurisdiction over the Attorney General's restitution claims. (In October 2006, the U.S. Supreme Court declined to grant PG&E Corporation's request to review the Ninth Circuit's decision.) The Ninth Circuit did not address the Attorney General's underlying allegations that PG&E Corporation and the other defendants violated Section 17200. The Ninth Circuit also did not decide who would be entitled to receive the proceeds, if any, of a restitution award. PG&E Corporation continues to believe that any such proceeds would be the property of Pacific Gas and Electric Company.

The next case management conference is scheduled for May 13, 2008. No trial date has been set.

PG&E Corporation believes that the intercompany transactions challenged by the Attorney General fully complied with applicable law and CPUC conditions. The challenged transactions forming the bulk of the restitution claims were regular quarterly dividends and stock repurchases. As part of its annual cost of capital proceedings, Pacific Gas and Electric Company advised the CPUC in advance of its forecast stock repurchases and dividends. The CPUC did not challenge or question those payments.

Related Person Transactions

During the first three quarters of 2007, Goldman Sachs Asset Management L.P. (GSAM) owned greater than 5% of PG&E Corporation's common stock. As of September 15, 2007, GSAM's ownership of PG&E Corporation common stock fell below 5%.

In connection with Pacific Gas and Electric Company's reorganization under Chapter 11 of the U.S. Bankruptcy Code in April 2004, Pacific Gas and Electric Company deposited approximately $1.6 billion into escrow for payment of remaining disputed claims. A portion of the escrowed funds were invested in the Goldman Sachs FS Federal Fund 520 (Goldman Fund). This investment was made before GSAM obtained greater than 5% of PG&E Corporation's stock. As of December 31, 2007, $237.4 million of the $1.25 billion remaining in escrow was held in the Goldman Fund. It is estimated that GSAM earned approximately $505,000 in management fees during 2007 with respect to the escrowed funds invested in the Goldman Fund.

GSAM also manages the Goldman Sachs Asset Management Core Flex Fund (Goldman Core Fund). During 2007, the PG&E Corporation Retirement Master Trust invested approximately $280 million in the Goldman Core Fund and the Pacific Gas and Electric Company Post-Retirement Medical Trust for Bargaining-Unit Employees invested approximately $35 million in the Goldman Core Fund. It is estimated that GSAM earned approximately $1 million in management fees during 2007 with respect to the pension trusts' investments in the Goldman Core Fund. Investment decisions for these pension trusts are made by the PG&E Corporation Employee Benefit Committee, which is comprised of officers from PG&E Corporation and Pacific Gas and Electric Company. The relationship between GSAM and the pension trusts was terminated in October 2007, and GSAM no longer manages any of the trusts' assets.

The fees for managing these funds are calculated in accordance with the management fee formula stated in the applicable fund's prospectus. As such, the terms of engagement for these services are comparable to those that could be obtained in arm's-length dealings with an unrelated third party.

During 2007, several affiliates of GSAM provided investment banking-related and general financial services to PG&E Corporation and Pacific Gas and Electric Company related to hedging instruments. These services, valued at approximately $404,000, were provided under customary terms and conditions. As such, the terms of engagement for these services were comparable to those that could be obtained in arm's-length dealings with an unrelated third party.

Review, Approval, and Ratification of Related Person Transactions

At their December 20, 2006 and February 20, 2008 meetings, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each adopted and/or amended the companies' joint Related Party Transaction Policy (Policy). The Policy generally applies to transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, except that the Policy has a lower dollar threshold than Item 404(a).

Under the Policy, at the first meeting of each year, each company's Audit Committee must review, approve, and/or ratify related party transactions with values exceeding $10,000, between the respective company and (1) a director, nominee for director, or executive officer, (2) holders of greater than 5% of that company's voting securities, or (3) those parties' immediate family members (each, a Related Party). The Policy specifically applies to transactions in which a Related Party has a direct or indirect material interest.

After the annual review and approval of Related Party transactions, if either company wishes to enter into a new Related Party transaction, that transaction must be either pre-approved or ratified by the appropriate Audit Committee. Where it is not practical or desirable to wait until the next committee meeting to obtain committee approval/ratification, the Chair of the Audit Committee may elect to approve a particular Related Party transaction and then report on such approval to the full Audit Committee at the committee's next regularly scheduled meeting. If the Chair of the Audit Committee has an interest in the proposed Related Party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management must make all reasonable efforts to cancel or annul that transaction.

As part of the Audit Committees' review of any transaction, the committee considers whether the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. The Policy also requires that each Audit Committee disclose to the respective Board any material Related Party transactions.

However, as provided in Item 404(a), the following types of transactions are excluded:

•
Transactions where the rates or charges are determined by competitive bids,

•
Transactions for the rendering of services as a common or contract carrier, or public utility, at rates of charges fixed in conformity with law or governmental authority,

•
Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,

•
Benefits received on a pro rata basis by holders of company securities,

•
Transactions where the individual's interest arises solely from (1) such person's position as a director of another corporation or organization which is a party to the transaction, or (2) the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction, or (3) from both such position and ownership,

•
Transactions where the individual's interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, Pacific Gas and Electric Company, or any of their subsidiaries or affiliates, and the transaction is not material to such other person,

•
Transactions where the individual's interest arises only from such person's position as a limited partner in a partnership in which the group specified above has an interest of less than 10 percent, or

•
Compensation approved by the PG&E Corporation Compensation Committee (or its predecessor, the PG&E Corporation Nominating, Compensation, and Governance Committee) and received for services as a director or officer, if that compensation is otherwise reported in executive compensation sections of this Joint Proxy Statement, or would have been reported if the individual had been a named executive officer listed in the Summary Compensation Table.

During 2007, all Related Party transactions involving either company conformed with the policy.

Board of Directors Retirement Policy

PG&E Corporation's and Pacific Gas and Electric Company's Corporate Governance Guidelines state that the Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 70. After receiving notice from David A. Coulter that he decided not to stand for re-election as a director of each company, the Boards waived the retirement policy in order to nominate Dr. Metz (who is 70) for re-election as a director of each company at the 2008 annual meetings of shareholders.

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of March 3, 2008 by the directors, the nominees for director, and the individuals named in the Summary Compensation Table appearing in the Joint Proxy Statement, and all directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company as a group. As of March 3, 2008, no listed individual owned shares of any class of Pacific Gas and Electric Company securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation's deferred compensation and equity plans.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
David R. Andrews(6)	24,902	*	1,372	26,274
Leslie S. Biller(6)	12,322	*	16,317	28,639
David A. Coulter(6)	10,029	*	38,382	48,411
C. Lee Cox(6)	41,480	*	7,754	49,234
Peter A. Darbee(7)	201,271	*	11,503	212,774
Maryellen C. Herringer(6)	5,632	*	4,044	9,676
Richard A. Meserve(6)	1,901	*	0	1,901
Mary S. Metz(6)	24,971	*	8,586	33,557
William T. Morrow(8)	130,929	*	0	130,929
Barbara L. Rambo(6)	3,609	*	0	3,609
Barry Lawson Williams(6)	38,823	*	8,191	47,014
Christopher P. Johns(9)	89,088	*	27,334	116,422
Hyun Park(10)	30,859	*	184	31,043
Rand L. Rosenberg(11)	29,814	*	0	29,814
G. Robert Powell(12)	4,773	*	0	4,773
Thomas B. King(13)	14,372	*	0	14,372
All PG&E Corporation directors and executive officers as a group (18 persons)	705,207	*	129,040	834,247
All Pacific Gas and Electric Company directors and executive officers as a group (25 persons)	812,697	*	129,641	942,338
*
Less than 1 percent

(1)
This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

  This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Andrews 5,685 shares, Mr. Biller 4,660 shares, Mr. Coulter 10,029 shares, Mr. Cox 41,480 shares, Mr. Darbee 6,265 shares, Ms. Herringer 2,100 shares, Dr. Metz 11,053 shares, all PG&E Corporation directors and executive officers as a group 81,272 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 81,272 shares.

(2)
This column includes the following shares of PG&E Corporation common stock which the listed individuals have the right to acquire within 60 days of March 3, 2008 through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program or the PG&E Corporation 2006 Long-Term Incentive Plan: Mr. Andrews 19,217 shares, Mr. Biller 7,662 shares, Ms. Herringer 831 shares, Dr. Metz 11,691 shares, Mr. Williams 28,603 shares, Mr. Johns 56,400 shares, all PG&E Corporation directors and executive officers as a group 148,654 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 164,043 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the PG&E Corporation Long-Term Incentive Program or the PG&E Corporation 2006 Long-Term Incentive Plan, as appropriate.

(3)
This column includes restricted shares of PG&E Corporation common stock awarded under the PG&E Corporation Long-Term Incentive Program and the PG&E Corporation 2006 Long-Term Incentive Plan. As of March 3, 2008, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Andrews 2,646 shares, Mr. Biller 2,646 shares, Mr. Coulter 2,646 shares, Mr. Cox 2,646 shares, Mr. Darbee 164,903 shares, Ms. Herringer 2,211 shares, Dr. Meserve 1,731 shares, Dr. Metz 2,646 shares, Mr. Morrow 130,860 shares, Ms. Rambo 2,573 shares, Mr. Williams 2,646 shares, Mr. Johns 29,923 shares, Mr. Park 26,763 shares, Mr. Rosenberg 29,651 shares, Mr. Powell 4,773 shares, all PG&E Corporation directors and executive officers as a group 440,097 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 489,494 shares.

(4)
The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 3, 2008, excluding shares held by a subsidiary.

(5)
This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)
Mr. Andrews, Mr. Biller, Mr. Coulter, Mr. Cox, Ms. Herringer, Dr. Meserve, Dr. Metz, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and Pacific Gas and Electric Company.

(7)
Mr. Darbee is a director and the Chief Executive Officer of PG&E Corporation and a director and executive officer of Pacific Gas and Electric Company. He is named in the Summary Compensation Table.

(8)
Mr. Morrow is an executive officer of PG&E Corporation and a director and Chief Executive Officer of Pacific Gas and Electric Company. He is named in the Summary Compensation Table.

(9)
Mr. Johns is the Chief Financial Officer of PG&E Corporation and an executive officer of Pacific Gas and Electric Company and is named in the Summary Compensation Table.

(10)
Mr. Park is an executive officer of both PG&E Corporation and Pacific Gas and Electric Company and is named in the Summary Compensation Table.

(11)
Mr. Rosenberg is an executive officer of PG&E Corporation and is named in the Summary Compensation Table.

(12)
Mr. Powell was the Chief Financial Officer of Pacific Gas and Electric Company from June 1, 2007 through March 6, 2008 and is named in the Summary Compensation Table.

(13)
Mr. King was the Chief Executive Officer of Pacific Gas and Electric Company from January 1, 2006 through June 30, 2007 and is named in the Summary Compensation Table.

Item No. 2:
Ratification of Appointment of the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company each have selected and appointed Deloitte & Touche LLP as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2008, and to audit the effectiveness of internal control over financial reporting, as of December 31, 2008. Deloitte & Touche LLP is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche LLP has served as independent public accountants for PG&E Corporation and Pacific Gas and Electric Company since 1999.

One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from shareholders.

PG&E Corporation and Pacific Gas and Electric Company are not required to submit these appointments to a vote of their shareholders. If the shareholders of either PG&E Corporation or Pacific Gas and Electric Company do not ratify the appointment, the appropriate Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche LLP.

Information Regarding the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries have paid to the independent registered public accounting firm, in order to consider whether those fees are compatible with maintaining the accounting firm's independence.

Table 1:
Estimated Fees Billed to PG&E Corporation
(Amounts include Estimated Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2007	2006
Audit Fees	$4.6 million	$4.2 million
Audit-Related Fees	$0.3 million	$0.3 million
Tax Fees	$1.0 million	$0
All Other Fees	$0	$0

Table 2:
Estimated Fees Billed to Pacific Gas and Electric Company and its Subsidiaries
(Amounts are included in Estimated Fees Billed to PG&E Corporation shown in Table 1 above)

	2007	2006
Audit Fees	$3.8 million	$3.5 million
Audit-Related Fees	$0.2 million	$0.2 million
Tax Fees	$1.0 million	$0
All Other Fees	$0	$0

Audit Fees. Audit fees billed for 2007 and 2006 relate to services rendered by Deloitte & Touche LLP in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the financial statements of PG&E Corporation and its subsidiaries and Pacific Gas and Electric Company and its subsidiaries, and the audits of both PG&E Corporation's and Pacific Gas and Electric Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees. Fees billed in 2007 and 2006 relate to services rendered by Deloitte & Touche LLP to both PG&E Corporation and its subsidiaries and Pacific Gas and Electric Company and its subsidiaries for employee benefit plan audits, nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, and required agreed-upon procedure reports related to contractual obligations of Pacific Gas and Electric Company and its subsidiaries.

Tax Fees. Tax fees billed in 2007 relate to services rendered by Deloitte & Touche LLP to PG&E Corporation and its subsidiaries and totaled $1,005,000. Of this amount, $1,002,000 related to tax advice provided to Pacific Gas and Electric Company with respect to changes in tax accounting and for routine tax compliance matters and general tax planning and advice, and $3,000 related to tax services provided to PG&E Corporation with respect to tax controversy support.

All Other Fees. Deloitte & Touche LLP provided no services in this category to PG&E Corporation and its subsidiaries or to Pacific Gas and Electric Company and its subsidiaries during 2007 and 2006.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, Pacific Gas and Electric Company, and their consolidated affiliates may obtain services from Deloitte & Touche LLP, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Services Provided by the Independent Registered Public Accounting Firm

In June 2002, PG&E Corporation adopted a policy providing that the corporation and its controlled subsidiaries only could enter into new engagements with Deloitte & Touche LLP and its affiliate, Deloitte Consulting, for three types of services. The three permitted categories of services are:

•
Audit services,

•
Audit-related services, and

•
Tax services that Deloitte & Touche LLP and its affiliates are allowed to provide to Deloitte & Touche LLP's audit clients under the Sarbanes-Oxley Act.

PG&E Corporation and its subsidiaries traditionally have obtained these types of services from its independent registered public accounting firm.

Audit Committee Pre-Approval Policy for Services Provided by the Independent Registered Public Accounting Firm

At the beginning of each year, the PG&E Corporation and Pacific Gas and Electric Company Audit Committees approve the selection of the independent registered public accounting firm for that fiscal year, and approve obtaining from the accounting firm a detailed list of (1) audit services, (2) audit-related services, and (3) tax services, all up to specified fee amounts.

(1)
"Audit services" generally include audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the Securities and Exchange Commission).

(2)
"Audit-related services" generally include assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, agreed-upon procedure reports related to contractual obligations, and attest services that are not required by statute or regulation).

(3)
"Tax services" generally include compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In determining whether to pre-approve any services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm's independence.

Additional Services. After the initial annual pre-approval, the Audit Committees must pre-approve any proposed engagement of the independent registered public accounting firm for any audit, audit-related, and tax services that are not included on the list of pre-approved services, and must pre-approve any listed pre-approved services that would cause PG&E Corporation or Pacific Gas and Electric Company to exceed the authorized fee amounts. Other services may be obtained from the independent registered public accounting firm only following review and approval from the applicable company's management and review and pre-approval by the applicable Audit Committee.

Delegation of Pre-Approval Authority. Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve audit and non-audit services provided by the company's independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services. At each regular meeting of the Audit Committees, management provides a report on the nature of specific audit and non-audit services being performed by Deloitte & Touche LLP for the company and its subsidiaries, the year-to-date fees paid for those services, and a comparison of year-to-date fees to the pre-approved amounts.

Pre-Approval of Services During 2007 and 2006. During 2007 and 2006, all services provided by Deloitte & Touche LLP to PG&E Corporation, Pacific Gas and Electric Company, and their consolidated affiliates were approved under the applicable pre-approval procedures.

Item Nos. 3 through 5:
PG&E Corporation Shareholder Proposals

To Be Voted on by PG&E Corporation Shareholders Only

Certain shareholders have advised PG&E Corporation that they intend to introduce at the 2008 annual meeting the proposals set forth below. The addresses of each such shareholder will be provided upon request to the PG&E Corporation Corporate Secretary.

The shareholder proposals and related supporting statements represent the views of the shareholders who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. These shareholder proposals and supporting statements are included in this Joint Proxy Statement pursuant to rules established by the Securities and Exchange Commission.

Item No. 3: Shareholder Proposal

Mr. Francis A. Brandt, beneficial owner of 4,419 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

  "RESOLVED, the shareholders recommend that the Board of Directors direct the CEO of our company to provide a statement in each annual report stating what he personally has contributed to the operation of the company which justifies the amount of his compensation for that year.

  The State of California manages our company. It controls the company's profit. It decides where the company can obtain the electricity. It sells wholesale electricity to the company. It controls the type of generating plants and where they are located.

  The CEO and his staff are handmaidens to the state and operate the company under the state's supervision and policy decisions. They are essentially employees of the state but are paid by the company. How does the Board of Directors, elected by the stockholders, judge the performance and the compensation of the CEO under these circumstances?

  The State is an inept manager of a company in a market economy. The State's policy decision have been disastrous to the company. The several CEOs in the past have been poor responders to the attacks by the state. Early on, as a natural monopoly, the company had to accede to the state demand that its rates be controlled. From then on the State gradually increased its control of the company to the present where it is in full command. The only defending tools available to the company in this onslaught were to lobby the state legislature and to educate the public through advertising. It is obvious the CEOs failed. The legislature has made a series of very bad rules affecting the company. The poorly informed public blames the company for the resulting high cost of electricity in Northern California. The CEOs continued to receive generous compensation.

  The CEO could do nothing but declare bankruptcy when the state forced it to sell electricity below cost. The stockholders and the public had to bear the cost of bailing the company out but the CEO received his full compensation.

  Now the State has mandated that the company buy electricity from vendors using "renewable" energy sources. These energy sources, such as solar and wind, are unreliable, expensive and simply not suitable for generating commercial electricity. The company is required to provide reliable, inexpensive electricity to its customers. What has been the response of the CEO and his staff to the State's ridiculous mandate? They are spending company money to promote "renewable" energy! They are even proposing to use ocean wave energy! Meanwhile the CEO has made no visible attempt to get the State to remove its unwarranted roadblocks to the only clean energy source that provides reliable, inexpensive electricity, nuclear energy. We are handsomely compensating the CEO for this type of action?"

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

This proposal is unnecessary.

The Corporation already provides shareholders with information regarding links between executive compensation and operational performance. This information is described in management's Compensation Discussion and Analysis, which can be found on pages 40 to 52 of this Joint Proxy Statement. This information also is incorporated by reference into PG&E Corporation's annual report on Form 10-K.

PG&E Corporation also disagrees with the proponent's negative statements regarding renewable resources. The Corporation is committed to identifying and pursuing alternative ways to generate, procure, and deliver vital energy resources, including renewable energy.

In response to climate change challenges, PG&E Corporation also believes that policies should lower barriers and create incentives for investment in a variety of low- and non-emitting technologies, including both renewable power and nuclear energy, as well as distributed generation and advanced transportation options such as plug-in electric hybrid vehicles. Driving investment in these technologies, along with aggressively supporting energy efficiency and demand response, will reduce greenhouse gas emissions, enhance and improve the efficiency and reliability of the nation's energy infrastructure, create economic opportunities for American business, reduce reliance on fossil fuels, and support overall U.S. energy independence and security.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 4: Shareholder Proposal

Mr. Ray T. Chevedden, holder of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

    "4 – Shareholder Say on Executive Pay

  RESOLVED, that shareholders of our company request our board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

  Investors are increasingly concerned about mushrooming executive pay which often appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 "say on pay" resolutions with companies, averaging a 42% vote. In fact, seven resolutions exceeded a majority vote. Aflac (AFL) decided to present such a resolution to a shareholder vote in 2009. A bill to provide for annual advisory votes on executive pay passed in the U.S. House of Representative by a 2-to-1 margin.

  Unfortunately, our management used a technicality to prevent us from voting on this ascending topic at our 2007 annual meeting.

  Another reason for this proposal is the $14 million in pay in a year for Mr. Glynn, our Chairman during our years of bankruptcy. Our dividend was also suspended for years under Mr. Glynn's watch.

  The advantage of adopting this proposal should also be considered in the context of our company's overall corporate governance. For instance in 2007 the following governance status was reported:

  •
  We had no independent Board Chairman.

  •
  Plus we were rated as not having a Lead Director.

  •
  Cumulative voting was not allowed. A 2007 shareholder proposal on this topic won more than 48%-support from PG&E shareholders.

  •
  Two of our directors also served on boards rated D by the Corporate Library:

(1)	Ms. Metz	AT&T (T)	D-rated
(2)	Ms. Herringer	Wachovia Corp (WB)	D-rated

  The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes:

Shareholder Say on Executive Pay –
Yes on 4"

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

The Board of Directors believes in the importance of good corporate governance and appreciates the corporate governance arguments that are made in favor of "say on pay." However, the Board believes that "say on pay" is not appropriate for PG&E Corporation at this time, and recommends that shareholders vote against this proposal.

The PG&E Corporation Board of Directors, with assistance from its Nominating and Governance Committee, monitors developments and trends in corporate governance against the backdrop of the Corporation's existing practices and the emerging legal and regulatory environment. The Committee recommends adoption of new corporate governance polices and practices as appropriate.

We believe this review process produces the right results for PG&E Corporation, as evidenced by the fact that the Corporation's corporate governance practices consistently receive high ratings from independent ratings firms such as RiskMetrics Group (whose "Corporate Governance Quotient" ratings are cited in company profiles on Yahoo! Finance) and by GovernanceMetrics International. As of March 6, 2008, PG&E Corporation's Corporate Governance Quotient was better than 95.9% of the companies in the S&P 500 index and 98.4% of the S&P 500 companies in the utilities sector. As rated by GovernanceMetrics International, PG&E Corporation's overall governance score was a 9.0 as of February 15, 2008 using a scale of 1.0 (lowest) to 10.0 (highest). In response to the proponent's claims, we also note that PG&E Corporation has had an independent lead director since 2003. Also, PG&E Corporation adopted majority voting in 2007, and California law does not permit California corporations to have both cumulative voting and majority voting at the same time.

The Nominating and Governance Committee has reviewed "say on pay," and has decided that, at this time, it would be in the Corporation's best interest to monitor how "say on pay" develops and learn from the experiences of other companies that adopt this proposal as to how it might fit into the Corporation's overall corporate governance structure. For example, as noted above, majority voting is new at PG&E Corporation and will be used for the first time at PG&E Corporation's 2008 annual meeting. We believe that majority voting provides shareholders with an effective say on our Board's performance. In addition, there are other existing communication channels that provide our shareholders with an effective mechanism for communicating their views. We also note that new executive compensation disclosures have been in place for only one proxy season, and we cannot yet determine fully whether these additional disclosures are sufficient to respond to the concerns that motivate "say on pay."

At this time, we also have a number of other questions and concerns with "say on pay." For example:

•
The Compensation Committee of the PG&E Corporation Board of Directors works with experts and consultants to analyze and craft an appropriate level of executive compensation designed for the specific needs of PG&E Corporation, taking account of all relevant considerations, including, among other matters, the make-up of the senior management team, the management talent needs of the Corporation, and management retention and succession issues. This is an ongoing process, and the insights and knowledge gained by the Compensation Committee would be difficult to replicate at the shareholder level.

•
A simple yes/no advisory vote on executive compensation does not communicate which actions meet with shareholder approval or disapproval. Directors would not be able to identify what actions triggered a "no" vote from shareholders.

•
Adopting "say on pay" at this time could make PG&E Corporation less attractive to certain senior executive candidates who may prefer to join other companies that have not adopted "say on pay."

•
Congress is considering legislation that would require corporations to adopt "say on pay." If PG&E Corporation adopts "say on pay" now, it may implement a process that ultimately conflicts with final "say on pay" legislation. Moreover, any changes to the current process for determining executive compensation should occur within a legal and regulatory framework that considers all the public policy and economic issues involved, and on a uniform basis for all public companies.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 5: Shareholder Proposal

Mr. Chris Rossi, holder of 1,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

"5 – Independent Lead Director

  RESOLVED, Shareholders request that our Board adopt a bylaw to require that our company have an independent lead director whenever possible with clearly delineated duties, elected by and from the independent board members, to generally be expected to serve for more than one continuous year, unless our company has an independent board chairman. The standard of independence would be the standard set by the Council of Institutional Investors.

  The clearly delineated duties at a minimum would include:

  •
  Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors.

  •
  Serving as liaison between the chairman and the independent directors.

  •
  Approving information sent to the board.

  •
  Approving meeting agendas for the board.

  •
  Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.

  •
  Having the authority to call meetings of the independent directors.

  •
  Being available for consultation and direct communication, if requested by major shareholders.

  A key purpose of the Independent Lead Director is to protect shareholders' interest by providing independent oversight of management, including our CEO. An Independent Lead Director with clearly delineated duties can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

  I believe that an Independent Lead Director should be selected primarily based on his qualifications as a Lead Director, and not simply default to the Director who has another designation on our Board. Additionally an Independent Lead Director should not be rotated out of this position each year just as he or she is gaining valuable Lead Director experience.

  I believe that the annual meeting practices of our company give further incentive for the greater oversight of our Chairman by an Independent Lead Director. For example, a motorcycle officer greeted some shareholders at our 2007 annual meeting. Plus the motorcycle officer had his motorcycle pointed at the driver's door.

  Not one item of business was listed on the "Order of Business" card that was widely distributed at our 2007 annual meeting. Our annual meeting is disproportionately dedicated to management's inspirational speaking. Yet if one asks for a transcript of the annual meeting to find substance in management's inspirational speaking, management says that there are no transcripts for shareholders. However our management had a transcript plus a video – but for management use only.

  The building entrance at our annual meeting is so distant from a public sidewalk or street that shareholders have virtually no chance for sharing views with stakeholders of our company who are not inside the shareholder meeting. And we have a company with millions of local retail customers.

  Encourage our board to respond positively to this proposal:

Independent Lead Director –
Yes on 5"

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

This proposal is unnecessary.

Since 2003, PG&E Corporation has had an independent lead director. The duties of the independent lead director are listed in the Corporate Governance Guidelines and mirror those listed in the shareholder's proposal. (See sections 15, 16, and 31 of the Corporate Governance Guidelines at pages 8 to 14 of this Joint Proxy Statement). PG&E Corporation believes that these duties of the independent lead director are highly effective in meeting the proponent's stated goal of increasing the board's independent oversight of management.

The only difference between the Corporation's practices and the proposal is the definition of "independence." PG&E Corporation believes that its outside lead director is truly independent and the Corporation's definition of "independence" complies with and goes beyond the requirements of various regulatory bodies with authority over PG&E Corporation, including the New York Stock Exchange.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information about compensation objectives, policies, and decisions applicable to the named executive officers (NEOs) of PG&E Corporation and Pacific Gas and Electric Company who are listed in the Summary Compensation Table. This CD&A also discusses the compensation that was awarded to, earned by, or paid during 2007 to these NEOs, as detailed in the tables and the narrative disclosure that follow this section.

Specifically, the CD&A provides the following information regarding executive compensation at PG&E Corporation and Pacific Gas and Electric Company:

•
Who plays a role in establishing executive compensation?

•
What were the Compensation Committee's 2007 Officer Compensation Program objectives?

•
How did the Compensation Committee benchmark and establish the 2007 Officer Compensation Program?

•
What are the primary components of NEO compensation paid or earned during 2007?

•
Annual Compensation – 2007 Officer Compensation Program

•
Base salary

•
Short-term incentives (performance-based cash incentive pay)

•
Long-term incentives

•
Other annual compensation

•
Perquisites

•
Executive stock ownership program

•
Stipend in lieu of perquisites

•
Post-service benefits

•
Retirement/pension

•
Payments upon termination

•
Payments upon a Change in Control

•
Are there any material differences in compensation paid to the different NEOs?

Who Plays a Role in Establishing Executive Compensation?

The Compensation Committee of the PG&E Corporation Board of Directors (Committee) oversees and establishes officer compensation policies for PG&E Corporation, which also cover Pacific Gas and Electric Company and each company's subsidiaries. Prior to January 1, 2008, the duties of the current Compensation Committee were performed by the former PG&E Corporation Nominating, Compensation, and Governance Committee.

The Committee retains an independent consulting firm, Hewitt Associates (Hewitt), to help evaluate PG&E Corporation's compensation policies, to provide information about industry compensation practices and competitive compensation levels at companies within a comparator group, and to recommend compensation alternatives that are consistent with PG&E Corporation's compensation policies. During 2007, PG&E Corporation paid Hewitt approximately $165,000 for executive compensation services. Hewitt also performed ongoing health and welfare consulting work for Pacific Gas and Electric Company relating to the audit of insurance rates, vendor selection, and related projects. Consulting fees for 2007 for these services were approximately $176,000. Consultants from Hewitt's Health Management practice continue to support management at Pacific Gas and Electric Company on related projects on an ad hoc basis. In 2007, a Hewitt consulting team from the Newport Beach, California office was engaged to review PG&E Corporation's broad-based employee total remuneration structure and human resources web content. Fees for these one-time projects totaled approximately $150,000 and $85,000, respectively.

The Chief Executive Officer (CEO) of PG&E Corporation generally attends a portion of each Committee meeting, but does not participate in the Committee's deliberations or decision with respect to his pay. At the Committee's request, the PG&E Corporation CEO reviews with the Committee the performance of the other NEOs, but no other NEO has any input into the executive compensation decisions. The PG&E Corporation CEO also recommends adjustments, if any, in base pay, target annual incentive opportunity, and equity awards for the other NEOs. These recommendations play a significant role in the compensation-setting process, given the PG&E Corporation CEO's direct knowledge of the performance and contributions of each of the NEOs'. The Committee has discretion to accept, reject, or modify the PG&E Corporation CEO's recommendations based on the Committee members' collective assessment of the officers' performance and pay position relative to market benchmarks provided by the Committee's consultant as well as PG&E Corporation's overall financial and operating performance.

Additional details regarding the processes for determining and setting executive compensation are set forth on pages 22 and 23 of this Joint Proxy Statement.

What Were the Compensation Committee's 2007 Officer Compensation Program Objectives?

The Committee seeks to design competitive performance-based compensation programs that meet the Committee's stated objectives and align with shareholders' interests. Although the Committee considers the potential impact on PG&E Corporation's compensation programs of the tax deductibility limitations imposed by Section 162(m) of the U.S. Internal Revenue Code, the Committee does not limit compensation to those levels or types of compensation that will be deductible.

The Committee established officer compensation programs for 2007 to meet three primary goals:

•
To emphasize long-term incentives to further align shareholders' and officers' interests, and focus employees on enhancing total return for shareholders.

•
To attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses.

•
To manage the delivery of compensation in a cost-efficient and transparent manner.

In addition, the Committee defined specific objectives for officer compensation relative to these goals as follows:

•
A significant component of every officer's compensation should be tied directly to PG&E Corporation's performance for shareholders.

•
Target cash compensation (base salary and target short-term incentive) should be competitive with the average target cash compensation for comparable officers in the Pay Comparator Group (discussed more fully below).

•
Long-term compensation is intended to be in line with PG&E Corporation's performance for shareholders. Performance is defined as total shareholder return (TSR), which is measured by stock price appreciation and dividends paid. The terms of performance-based long-term incentive awards are designed to track PG&E Corporation's TSR relative to companies in the Performance Comparator Group (discussed more fully below). For example, if PG&E Corporation performs only at the 50th percentile of the Performance Comparator Group, the total long-term incentive value realized by officers would be approximately equal to the value of long-term compensation at the 50th percentile of the Pay Comparator Group.

These goals and objectives were unchanged from 2006.

How Did the Compensation Committee Benchmark and Establish the 2007 Officer Compensation Program?

During the last quarter of fiscal year 2006, the Committee reviewed a market analysis conducted by Hewitt and an evaluation of each NEO for 2006 to determine if any changes in pay were appropriate based on the considerations outlined in this CD&A. Adjustments to NEO base salary, target annual incentive, and equity awards effective January 1, 2007 were approved in December 2006 by the Committee (and the independent members of the applicable Board of Directors in the cases of the CEOs of PG&E Corporation and Pacific Gas and Electric Company).

PG&E Corporation uses a primary Pay Comparator Group of publicly traded gas and electric utilities and a secondary general industry comparator group of general industry companies having a similar revenue and market capitalization scope to that of PG&E Corporation to evaluate market practice and assess its competitive pay position. All elements of total direct pay are compared individually and in total to each of the defined market peer groups.

The Pay Comparator Group is reviewed and approved annually by the Committee and consists of all companies listed in the Standard & Poor's Multi-Utilities Index and Electrics Index, as well as the Dow Jones Utility Index. A total of 27 companies were listed in 2007:

  AES Corporation
  Allegheny Energy
  Ameren Corporation
  American Electric Power
  CenterPoint Energy, Inc.
  CMS Energy
  Consolidated Edison
  DTE Energy
  Dominion Resources, Inc.
  Duke Energy
  Edison International
  Entergy Corporation
  Exelon Corporation
  FPL Group
  First Energy

  Integrys Energy Group, Inc.
  NiSource, Inc.
  PPL Corporation
  Pinnacle West Capital
  Progress Energy, Inc.
  Public Service Enterprise Group
  Sempra Energy
  Southern Company
  TECO Energy
  TXU Corporation
  Williams Companies
  Xcel Energy, Inc.

For the 2007 Officer Compensation Program, the general industry comparator group of general industry companies was provided by the Committee's consultant, Hewitt, and was taken from Hewitt's proprietary executive compensation database focusing on 95 companies with annual revenues between $8 billion and $20 billion (with a median revenue of $11.6 billion and a market capitalization of $13.8 billion). This secondary market reference is reviewed when assessing pay decisions for officers whose job scope and skill set are easily transferable to other industries, such as officers responsible for corporate support functions.

PG&E Corporation also identifies a Performance Comparator Group, which is a subset of the Pay Comparator Group, consisting of the companies with operating characteristics and business models most comparable to PG&E Corporation, and uses this group as the basis for corporate performance comparisons, including relative TSR results. Like PG&E Corporation, these companies emphasize their core rate-regulated utility activities and have either a distribution focus or an integrated utility focus. For 2007, this industry peer group consisted of:

  Ameren Corporation
  American Electric Power
  CenterPoint Energy, Inc.
  Consolidated Edison
  Entergy Corporation
  FPL Group
  NiSource, Inc.
  Pinnacle West Capital
  Progress Energy, Inc.
  Southern Company
  TECO Energy
  Xcel Energy, Inc.

Although the Committee reviews the compensation practices of all the companies in the comparator groups as described above and seeks to provide a meaningful and competitive pay package to the NEOs, the Committee does not adhere to strict formulas or survey data to determine the actual mix of compensation elements, including allocation between cash and non-cash or between different forms of equity awards. Instead, as described in this CD&A, the Committee considers various factors in exercising its discretion to determine the total compensation value and mix for each component of pay, including each NEO's scope of responsibility and organization impact, experience, and performance, as well as PG&E Corporation's overall financial and operating results, and practices of the companies in these comparator groups. This flexibility is important in supporting the overall pay philosophy and meeting the Committee's objectives of attracting, retaining, and motivating a talented executive leadership team.

What Are the Primary Components of NEO Compensation Paid or Earned during 2007?

Compensation goals, objectives, and programs for NEOs in 2007 were substantially similar to those in 2006. The only significant difference between executive compensation in 2006 and 2007 was the payment of certain retention incentives to Mr. Darbee and to Mr. Morrow, which are discussed below.

Annual Compensation – 2007 Officer Compensation Program

Total target annual compensation awarded each year includes (1) base salary, (2) the target amount of the annual cash incentive that could be received under the PG&E Corporation Short-Term Incentive Plan (STIP) based on a percentage of base salary, i.e., short-term incentives, and (3) the target value of awards granted under the 2006 PG&E Corporation Long-Term Incentive Plan (LTIP), i.e., long-term equity incentives. The actual value of short-term and long-term incentive awards is variable and reflects performance during the relevant measurement period. The following charts illustrate the percentage of target 2007 compensation allocated to base salary, cash short-term incentives, and long-term equity incentives for the PG&E Corporation CEO and for the NEOs on average.

2007 PG&E Corporation CEO Target Compensation

2007 Target Non-CEO Compensation

The Committee believes that this proportion of target base salary to short-term and long-term incentives provides the right mix to attract, retain, and motivate officers with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses. It also provides a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value, as described below.

Base Salary

Base salary is the fixed cash amount paid to an officer each year. The Committee aims to set base salary at levels that are competitive with the average base salary for comparable officers in the Pay Comparator Group, recognizing incumbent and job factors such as experience, scope of input, internal relations, time in positions, and past performance. Consistent with the Committee's objective of tying a significant component of every NEO's compensation directly to PG&E Corporation's performance for shareholders through short-term and long-term incentives, base salary comprises only 16% to 40% of target NEO compensation, depending on officer level.

For 2007, the Committee approved a base salary increase budget of 4.0% intended to apply to each officer's base salary adjustments, mid-year discretionary salary increases, and lump-sum payments. The comparative data showed that the companies in the Pay Comparator Group expected to provide officers a 3.8% average salary increase in 2007, and that those companies' actual average salary increase in 2006 was 4.3 percent. The overall market position of executive officers' base pay at PG&E Corporation and Pacific Gas and Electric Company, including the base pay for the NEOs, is comparable to the comparator group average at the time of benchmarking. The Committee believes that this position is appropriate.

Effective June 1, 2007, the annual base salary for G. Robert Powell was increased to $307,000 from $292,000. This increase reflects his increased responsibilities following his appointment as Vice President, Chief Financial Officer, and Controller of Pacific Gas and Electric Company. Prior to that time, Mr. Powell served as Vice President and Controller of that company. Effective November 1, 2007, annual base salary for William T. Morrow, President and CEO of Pacific Gas and Electric Company, was increased to $750,000 from $600,000. This increase reflects his increased responsibilities following his appointment as CEO of Pacific Gas and Electric Company on July 1, 2007, and Pacific Gas and Electric Company's desire to retain him in a market environment where there is competition for talented, qualified, and experienced leaders. Prior to July 1, 2007, Mr. Morrow served as President and Chief Operating Officer of Pacific Gas and Electric Company. Mr. Morrow's adjusted annual salary is above average for the Pay Comparator Group.

For compensation paid in 2008, the Committee changed the effective date for adjustments to annual base salary to March 1 from January 1. The date was changed to provide PG&E Corporation and Pacific Gas and Electric Company with a complete year of individual and corporate performance data for consideration in determining annual compensation adjustments.

Short-Term Incentives

The Committee aims to set target STIP awards that are competitive with the average short-term incentive awards for comparable officers in the Pay Comparator Group. Target STIP awards are based on a percentage of base pay (called the participation rate) that varies according to officer level.

For 2007, the Committee approved target STIP awards that range from 45% of base salary for lower-level executive officers to 100% of base salary for the CEO of PG&E Corporation. This range of target STIP awards is consistent with the Pay Comparator Group's practice. Effective November 1, 2007, William T. Morrow's STIP participation rate was increased to 75% from 65%, reflecting his increased responsibilities following his appointment as CEO of Pacific Gas and Electric Company on July 1, 2007. Prior to July 1, 2007, Mr. Morrow served as President and Chief Operating Officer of Pacific Gas and Electric Company.

Each year, the Committee establishes financial and operational performance goals at minimum (or "threshold"), target, and maximum levels, and determines the relative weightings of each component for the succeeding year (STIP structure). The Committee designs the STIP structure with the objective of aligning officer compensation with the successful management of assets and resources to generate stable and growing financial results for the benefit of shareholders, as well as to deliver safe, reliable, and exceptional service to utility customers. The relative weightings balance direct (through earnings from operations) and indirect (through key strategic and operation-specific objectives) factors that contribute to returns to shareholders.

Actual STIP payments are determined by the Committee based on the extent to which certain pre-established performance goals are met. STIP payments are calculated by multiplying an individual's target STIP award by the overall STIP performance score, which can range from zero if minimum performance goals are not met to 2 if maximum performance goals are met.

Under the 2007 STIP structure approved by the Committee in December 2006, 50% of the overall STIP score is based on corporate financial performance, as measured by corporate earnings from operations. The corporate financial performance goal is based on PG&E Corporation's 2007 budgeted earnings from operations that were previously approved by the Board of Directors, consistent with the basis for reporting and guidance to the financial community.1

Management publicly provided guidance that PG&E Corporation's 2007 earnings from operations were expected to be in the upper half of the range of $2.70-$2.80 per share. On February 22, 2008, PG&E Corporation disclosed that its 2007 earnings from operations were $2.78 per share.2 Based on 2007 earnings from operations per share, the Committee determined that the target 2007 STIP corporate financial performance goal was exceeded, yielding a STIP corporate financial performance score of 1.074.

1
PG&E Corporation uses a financial performance goal and provides earnings guidance based on "earnings from operations." This measure is not a substitute or alternative for consolidated net income presented in accordance with generally accepted accounting principles (GAAP). Earnings from operations excludes items impacting GAAP results that management believes do not reflect the normal course of operations, such as changes in accounting methods, workforce restructuring, and one-time occurrences.

2
For 2007, there were no items impacting GAAP results that were excluded. Earnings from operations and net income calculated in accordance with GAAP were the same.

The remaining 50% of the overall 2007 STIP score was based on the extent to which key strategic and operational objectives were met. These operational STIP goals were based on some of the same measures that management uses to track operational performance generally, and are described in the table below.

2007 STIP – Operational Performance Measures

Measure	Relative Weight	2007 Target Goal	2007 Results
Customer Satisfaction (Residential and Business)(1)	20%	676	693
Business Transformation Index(2)	20%	1.0	0.924
Employee Survey (Premier) Index(3)	5%	66%	64.3%
Occupational Safety and Health Administration (OSHA) Recordable Injury Rate(4)	5%	4.5	4.302
(1)
This measure reflects a weighted composite of the overall customer satisfaction indices of Pacific Gas and Electric Company's residential and business customers, as reported by the J.D. Power Residential Customer Satisfaction Survey and the J.D. Power Business Customer Satisfaction Survey. The weighting of the residential customers' score was 60% and the weighting of the business customers' score was 40%.

(2)
The Business Transformation Index is comprised of five measurement points that define success in achieving key Business Transformation operational, financial, and post-implementation objectives. The five measurement points are (1) overall Business Transformation cost performance in comparison to budgeted amounts, (2) overall Business Transformation benefit performance in comparison to planned/budgeted amounts, (3) new business customer connection performance for cycle time and number of customer commitments met, (4) SmartMeter™ project performance for number of meters installed and activated, and (5) the extent to which core Business Transformation initiatives are implemented compared to the planned schedule and scope of initiatives.

(3)
The Premier Survey is the primary tool used to measure employee engagement at PG&E Corporation and Pacific Gas and Electric Company.

(4)
An "OSHA Recordable" is an occupational (job-related) injury or illness that requires medical treatment beyond first aid, or results in work restrictions, death, or loss of consciousness. This metric measures the percentage reduction in Pacific Gas and Electric Company's OSHA Recordable rate from the prior year.

The combined 2007 operational performance results yielded a combined 2007 STIP operational performance score of 1.308. This score was combined with the corporate financial performance score of 1.074 to yield an overall 2007 STIP score of 1.191. The 2007 STIP payments to the NEOs are shown in the Summary Compensation Table.

For 2007, the Committee had full discretion as to the determination of final officer STIP payments. The Committee did not exercise its discretion to modify any 2007 STIP payments.

In December 2007, the Committee approved the structure for the 2008 STIP and the weighting of each component. For the 2008 STIP, the Committee established a STIP structure in which corporate financial performance, as measured by corporate earnings from operations, will account for 40% of the overall STIP performance score, 20% will be based on Pacific Gas and Electric Company's success in improving reliability, 20% will be based on Pacific Gas and Electric Company's success in improving customer satisfaction, 10% will be based on the results of an employee opinion survey, and the remaining 10% will be based on achieving safety standards.

The corporate financial performance measure for the 2008 STIP is based on PG&E Corporation's budgeted earnings from operations for 2008 that were previously approved by the Board of Directors, and is consistent with the basis for reporting and guidance to the financial community. Management has publicly provided guidance that PG&E Corporation's 2008 earnings from operations are expected to range from $2.90 to $3.00 per share, representing growth in earnings from operations of between 4.3% to 8% compared to 2007 earnings from operations. The Committee has adopted threshold, target, and maximum STIP financial performance goals that correspond to STIP financial performance scores ranging from 0.5 to 2.0. The threshold goal is met if actual earnings from operations are at least 91% of budgeted earnings from operations, resulting in a minimum STIP financial performance score of 0.5. The target goal is met if actual earnings from operations are equal to budgeted earnings from operations, resulting in a target STIP financial performance score of 1.0. The maximum goal is met if actual earnings from operations exceed 106% of budgeted earnings from operations, resulting in a maximum STIP financial performance score of 2.0. To meet the maximum goal, 2008 earnings from operations would have to range between 10.6% to 14.4% greater than 2007 earnings from operations. The Committee believes this presents a significant challenge to management and, if achieved, would justify a maximum STIP financial performance score of 2.0.

For 2008, the Committee adopted an incentive design feature to ensure that a low STIP performance score due to weak financial performance cannot be offset solely by strong operational performance. Under this design feature, if corporate financial performance does not exceed 98% of the targeted corporate financial performance goal for 2008, the aggregate operational performance STIP score cannot exceed 1.0 (or 100% of the weighted award target). For example, if actual operational performance resulted in an aggregate operational performance STIP score of 2.0, but actual corporate financial performance fell below 98% and resulted in a STIP financial performance score of 0.5, the aggregate operational performance STIP score would be reduced to 1.0 and the overall STIP score would be 0.8, calculated as follows:

•
A reduced operational performance STIP score of 1.0 multiplied by 60% weighting = 0.6 plus

•
A STIP financial performance score of 0.5 multiplied by 40% weighting = 0.2 equals

•
An overall STIP score of 0.8 (and a total award of 80% of target).

The target operational performance goals for the 2008 STIP are described in the table below. The Customer Satisfaction and Brand Health Index replaces the index used in the 2007 STIP structure, which was based on residential and business customer satisfaction indices as reported in the J.D. Power Residential Customer Satisfaction Survey and the J.D. Power Business Customer Satisfaction Survey. The Reliable Energy Delivery Index replaces the Business Transformation Index used in the 2007 STIP structure.

2008 STIP – Operational Performance Goals

Measure	Relative Weight	2008 Target Goal
Customer Satisfaction and Brand Health Index (Residential and Business)(1)	20%	77.00
Reliable Energy Delivery Index(2)	20%	1.0
Employee Survey (Premier) Index	10%	66.0%
Occupational Safety and health Administration (OSHA) Recordable Injury Rate	10%	3.483
(1)
The Customer Satisfaction and Brand Health Index is the result of a quarterly survey performed by an independent research firm, Research International, and is a combination of a customer satisfaction score, which has a 75% weighting, as well as a brand favorability score (measuring the relative strength of the PG&E brand against a select group of companies), which has a 25% weighting. The customer satisfaction score will measure overall satisfaction with Pacific Gas and Electric Company's operational performance in delivering its services. The brand favorability score will measure residential, small business, and medium business customer perceptions.

(2)
The Reliable Energy Delivery Index is a composite index score that measures key drivers of reliability, including outage frequency and duration (based on the System Average Interruption Frequency Index and the Customer Average Interruption Duration Index), execution of electric-based work units, and gas transmission and distribution integrity.

Long-Term Incentives

The LTIP permits the award of various types of stock-based incentives to NEOs and certain other employees of PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries. The PG&E Corporation Board of Directors has delegated the administration of the LTIP to the Committee, including the power to determine the types of awards to be granted, the amounts, terms, and conditions of LTIP awards, and the individuals to whom LTIP awards are granted. Grants to the CEOs of PG&E Corporation and Pacific Gas and Electric Company also are approved by the independent members of the applicable Board of Directors. The Committee approves guidelines that include the range of target LTIP award values for different categories of employees, as well as the terms and conditions of all LTIP awards to be made in the following year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

The amount of target LTIP awards for new executive officers is determined by referencing the range of target LTIP values specified in the guidelines approved by the Committee, as well as any unique factors taken into account in the recruiting process in order to induce the officer to join PG&E Corporation or Pacific Gas and Electric Company.

Consistent with its stated compensation philosophy, the Committee establishes target LTIP award value guidelines that generally provide compensation in line with PG&E Corporation's performance for shareholders (i.e., if PG&E Corporation performs at the 50th percentile of the Performance Comparator Group, the total long-term incentive value realized by grant recipients would be approximately equal to long-term compensation at the 50th percentile of the Pay Comparator Group). For 2007, the Committee approved target LTIP values ranging from $250,000 for lower-level executive officers to $4,000,000 for the CEO of PG&E Corporation.

At its December 2006 meeting, the Committee determined that the 2007 LTIP target award values for all award recipients, including executive officers, would be equally allocated between restricted stock and performance shares. The Committee believes that this allocation of restricted stock and performance shares balances the interests of shareholders for increased share value with the interests of officers for long-term compensation as expressed by stock price appreciation and TSR. Details regarding restricted stock and performance share grants are provided below.

In October 2005, the Committee decided that it would no longer grant stock options to NEOs, based on an analysis of competitive market trends and the impact of accounting rules for expensing stock-based awards.

In December 2006, the Committee (and with regard to Peter A. Darbee and Thomas B. King, the independent members of the applicable Board) approved the recommended 2007 target LTIP award values for the NEOs.

On November 6, 2007, Mr. Morrow received a supplemental LTIP award valued at $2,000,000 to compensate him for his increased responsibilities following his appointment as CEO of Pacific Gas and Electric Company on July 1, 2007, and as a retention mechanism. The supplemental LTIP award is comprised of equal amounts of restricted stock and performance shares, determined by dividing $2,000,000 by the closing stock price of a share of PG&E Corporation common stock, as reported on the New York Stock Exchange on the grant date. Vesting will occur on the same schedule as grants of restricted stock and performance shares, as if the grants had been made on January 1, 2008.

Restricted stock.    Shares of restricted stock may not be transferred or sold until certain conditions are met. Generally, the restrictions will lapse as to equal portions of the shares on the anniversary of the grant date, provided that the recipient is then an employee. The restrictions may lapse sooner if PG&E Corporation's TSR is the top quartile of its Performance Comparator Group and under certain other circumstances. As the restrictions lapse, the recipient's right to the shares becomes vested and the recipient may transfer or sell the shares.

Restricted stock aligns officers' interests with those of shareholders (i.e., increasing the stock price and dividends), in addition to rewarding officers for top quartile performance. Restricted stock also serves as a retention mechanism, as restricted stock generally only vests if the officer remains employed over the vesting period.

The number of shares of restricted stock granted in 2007 was determined by dividing one-half of the target LTIP award value by the average daily closing price of a share of PG&E Corporation common stock for the month of November 2006 (or the closing price on the grant date for a newly hired officer), as reported on the New York Stock Exchange.

Restricted stock granted for 2007 will vest in 20% increments over three years. The remaining 40% will vest on the first business day of 2010 if PG&E Corporation's TSR for the prior three-year period is in the top quartile relative to the Performance Comparator Group. If PG&E Corporation's TSR for that period is not in the top quartile, the restrictions will continue, and the remaining 40% of the restricted stock will vest on the first business day of 2012. This acceleration feature adds a performance component to restricted stock that further aligns the interest of officers with those of shareholders by emphasizing increasing returns to shareholders. The terms of the special awards of restricted stock granted to Mr. Darbee and Mr. Morrow in 2007 are discussed below. Restricted stock granted in 2007 is shown in the Grants of Plan-Based Awards in 2007 table below, and is discussed more fully in the narrative following that table.

Performance shares.    Performance shares are hypothetical shares of PG&E Corporation common stock that vest at the end of a pre-set performance period and are settled in cash only if performance targets are met relative to the Performance Comparator Group. Performance shares are tied directly to PG&E Corporation's performance for shareholders and align officers' interests with those of shareholders.

The number of performance shares granted in 2007 was determined by dividing one-half of the target LTIP award value by the average daily closing price of a share of PG&E Corporation common stock for the month of November 2006, as reported on the New York Stock Exchange. Performance shares awarded in 2007 are shown in the Grants of Plan-Based Awards in 2007 table below.

Performance shares granted in 2007 will vest, if at all, at the end of a three-year period, depending on PG&E Corporation's TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in cash and will be calculated by multiplying (1) the number of vested performance shares, (2) the average closing price of PG&E Corporation common stock over the last 30 calendar days of the year preceding the vesting date, and (3) a payout factor based on corporate performance.

There will be no payout if PG&E Corporation's TSR falls below the 25th percentile of the Performance Comparator Group; there will be a 25% payout if PG&E Corporation's TSR is at the 25th percentile; there will be a 100% payout if PG&E Corporation's TSR is at the 75th percentile; and there will be a 200% payout if PG&E Corporation's TSR ranks first in the Performance Comparator Group. If PG&E Corporation's TSR is between the 25th percentile and the 75th percentile, or above the 75th percentile, award payouts will be determined by straight-line interpolation, adjusted to round numbers (i.e., the nearest multiple of five). The following table illustrates how this formula is applied when the Performance Comparator Group contains 13 companies, including PG&E Corporation.

Number of Companies in Total (including PG&E Corporation) = 13

COMPANY RANK	COMPANY PERFORMANCE PERCENTILE	ROUNDED PAYOUT
1	100	200%
2	92	170%
3	83	130%
4	75	100%
5	67	95%
6	58	75%
7	50	65%
8	42	50%
9	33	35%
10	25	25%
11	17	0%
12	8	0%
13	0	0%

Equity Grant Date Policy

In June 2007, the Committee established a new equity grant date policy to apply to future awards under the LTIP, beginning with awards to be made in 2008.

•
For annual equity grants, the grant date has been changed to the first business day in March, from the first business date in January.

•
For non-annual equity grants to employees (such as for newly hired or newly promoted officers) that must be approved by either the PG&E Corporation or Pacific Gas and Electric Company Board or by the Committee, the grant date will be the later of (1) the date that the grant is approved by the Board or the Committee, or (2) the date of hire or promotion, provided that if the date of hire or promotion occurs during a period in which officers are not permitted to trade shares of PG&E Corporation common stock, then the grant date will be the third business day after PG&E Corporation's next public disclosure of quarterly or annual financial results, except where special circumstances require otherwise.

•
For non-annual equity grants to employees (such as for newly hired or newly promoted officers) that must be approved by the PG&E Corporation CEO, the grant date will be the later of (1) the date that the grant is approved by the PG&E Corporation CEO, or (2) the date of hire or promotion, provided that if the date that the grant is approved or the date of hire or promotion occurs during a period in which officers are not permitted to trade shares of PG&E Corporation common stock, then the grant date will be the third business day after PG&E Corporation's next public disclosure of quarterly or annual financial results, except where special circumstances require otherwise.

The Committee established this new equity grant date policy so that (1) PG&E Corporation and Pacific Gas and Electric Company will have a complete year of individual and corporate performance data for consideration when determining annual compensation adjustments and annual target LTIP awards, and (2) all equity grants would be made after the companies' most recent financial results have been publicly disclosed and reflected in the market price of PG&E Corporation's common stock.

Special Awards

On January 3, 2007, Mr. Peter Darbee, who then was Chairman of the Board and CEO of PG&E Corporation, received a grant of 21,155 shares of restricted stock with a grant date value of approximately $1 million. The grant was approved by the independent members of the PG&E Corporation Board to serve as an additional retention mechanism for Mr. Darbee. The restricted stock will vest in full five years after the grant date, provided that Mr. Darbee is still employed by PG&E Corporation or any of its affiliates. The restricted stock may vest sooner, in whole or in part, in connection with Mr. Darbee's death, disability, or termination of employment. The restricted stock also would vest in full upon a Change in Control of PG&E Corporation (as defined in the LTIP) if (1) this grant is not assumed by the Acquiror (as defined in the LTIP), or (2) if Mr. Darbee's employment is terminated without cause in connection with a Change in Control of PG&E Corporation, during a set period before or after the Change in Control event. If Mr. Darbee retires from PG&E Corporation and its affiliates before the end of the five-year vesting period, a pro-rated portion of the restricted stock will vest, based on the number of months Mr. Darbee was employed after the grant date divided by 60 months (i.e., the normal vesting period).

On January 29, 2007, Mr. William Morrow, who at the time was President and Chief Operating Officer of Pacific Gas and Electric Company, received a grant of restricted stock with a grant date value of approximately $5 million. The Committee approved this grant to serve as a retention mechanism. The restricted stock will vest in increments of 40% on each of the first and second anniversaries of the grant date. The remaining 20% of the restricted stock will vest on the third anniversary of the grant date. The restricted stock may vest sooner, in whole or in part, in connection with Mr. Morrow's death, disability, or termination of employment. The vesting of the restricted stock also would accelerate in full upon a Change in Control of PG&E Corporation (as defined in the LTIP) if (1) this grant is not assumed by the Acquiror (as defined in the LTIP), or (2) if Mr. Morrow's employment is terminated without cause in connection with a Change in Control of PG&E Corporation, during a set period before or after the Change in Control event. If Mr. Morrow's employment is terminated other than for cause or in connection with a Change in Control, a prorated portion of the restricted stock will vest based on the number of months Mr. Morrow was employed after the grant date divided by 36 months (i.e. the three-year vesting period).

Pursuant to the terms of the October 6, 2006 offer letter of employment between Mr. Hyun Park and PG&E Corporation by which Mr. Park agreed to serve as Senior Vice President and General Counsel of PG&E Corporation, on November 13, 2007, PG&E Corporation credited 22,287 shares of phantom stock, valued at $1,000,000, to Mr. Park's deferred compensation account in the 2005 PG&E Corporation Supplemental Retirement Savings Plan (SRSP). The award of phantom stock as deferred compensation was approved by the PG&E Corporation Board to serve an inducement for Mr. Park to accept employment and as a retention mechanism. Mr. Park will be eligible to receive additional shares of phantom stock valued at $500,000 to be credited to his SRSP deferred compensation account if he remains employed by PG&E Corporation until November 13, 2008. Mr. Park will receive a distribution of his phantom stock account balance in accordance with his distribution elections and the administrative provisions governing the SRSP.

Other Annual Compensation

Perquisites

In general, the NEOs receive a limited range of perquisite benefits, typically encompassing a partial subsidy for financial planning services from a third-party financial advisory firm, partial reimbursement of certain health club fees, certain life insurance subsidies, parking reimbursement, and executive health services. Mr. Darbee and Mr. Morrow also receive car transportation services. These perquisites are described more fully in the Summary Compensation Table.

Executive Stock Ownership Program

PG&E Corporation has adopted an executive stock ownership program to encourage senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock at levels set by the Committee. Executive stock ownership guidelines have been adopted by most of the companies in the Pay Comparator Group, and are increasingly viewed as an important element of a company's governance policies.

PG&E Corporation's executive stock ownership targets are based on a multiple of base salary. The stock ownership target for the PG&E Corporation CEO is three times base salary. The target ownership level for the Pacific Gas and Electric Company President and CEO and certain other senior executive officers of PG&E Corporation and Pacific Gas and Electric Company is two times base salary. The target ownership level for other senior executive officers is one-and-one-half times base salary. The program is designed to encourage executives to acquire the stock ownership target within five years after becoming subject to the program.

During each of the first three years after an executive becomes subject to the program, PG&E Corporation may award the officer phantom stock called Special Incentive Stock Ownership Premiums (SISOPs) that will be credited to the officer's deferred compensation account in the SRSP to encourage executive officers to meet the stock ownership targets. SISOPs will be awarded only if an executive officer has met or exceeded the "annual milestone" for that year, i.e., 20% of the executive's target. The program specifies how the amount of a SISOP award will be determined. No SISOPs were granted to NEOs in 2007.

SISOPs vest in full on the third anniversary of the grant date, and are subject to forfeiture if the executive fails to maintain the applicable stock ownership target. Upon retirement or termination, the vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. The vesting of SISOPs can be accelerated under certain circumstances, as specified in the discussion below regarding "Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability."

If at the end of five years, an executive officer fails to meet or maintain the applicable stock ownership target, cash-based awards that the officer would otherwise be entitled to receive (such as a STIP payment) are converted into phantom stock and credited to the officer's account under the SRSP until the stock ownership target is met.

All officers who are currently subject to stock ownership targets under the executive stock ownership program have met or exceeded their targets.

Stipend in Lieu of Perquisites

The Committee (and with regard to Peter A. Darbee, Thomas B. King, and William T. Morrow, the independent members of the applicable Board) also approved the 2007 lump-sum annual stipend amount for each executive officer, which ranged from $15,000 to $35,000, depending on officer level. This stipend is provided in lieu of providing the NEO with perquisite benefits such as individual authorizations for memberships in clubs and civic organizations. The NEOs have discretion to use this stipend as they see fit.

Post-Service Benefits

Retirement/Pension

The majority of companies in the Pay Comparator Group provide tax-qualified defined benefit plans (e.g., pensions or similar plans), other tax-qualified defined contribution plans (i.e., 401(k) plans), and non-tax-qualified retirement plans.

Pacific Gas and Electric Company provides retirement benefits under a tax-qualified defined benefit plan to the NEOs and other eligible employees of PG&E Corporation and Pacific Gas and Electric Company. In addition, PG&E Corporation has adopted a Supplemental Executive Retirement Plan (SERP), a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company, with a pension benefit based on a combination of base salary and payments under the STIP. PG&E Corporation also has established a grantor trust to set aside funds to pay for a portion of the non-qualified benefits payable to participants. Assets held in the trust are subject to claims of creditors and, upon the commencement of a bankruptcy case, become part of the debtor's estate subject to the jurisdiction of the bankruptcy court.

PG&E Corporation also provides a matching contribution to officers who participate in the PG&E Corporation Retirement Savings Plan (RSP), a qualified 401(k) plan. For all NEOs and most other employees, PG&E Corporation provides a maximum matching contribution of 75 cents for each dollar contributed up to 6% of base salary. To the extent that matching contributions cannot be made to an NEO's RSP account because the Internal Revenue Code limits would be exceeded, PG&E Corporation contributes the excess amount to the SRSP.

In 2003, Peter A. Darbee and Thomas B. King were each credited with an additional five years of service under the SERP. Mr. Darbee also is eligible to earn an additional five years of credited service under the SERP, provided that he is employed by PG&E Corporation or a subsidiary on July 1, 2008. At that time, the Committee felt that a defined benefit pension was an attractive and cost-effective recruiting tool. The Committee also felt that tying additional credited service to continued future service would help to focus executives on long-term performance. In 2003, most of PG&E Corporation's senior management team were earning a significant portion of their retirement benefit through participation in one or more of the above-listed pension plan arrangements. The Committee also believed that such pension benefit enhancements would help to further strengthen and align the management team by eliminating disparities.

The value of pension benefits accumulated as of December 31, 2007 for the executive officers named in the Summary Compensation Table is reported in the table below entitled "Pension Benefits."

Compensation Related to Termination of Employment or Change in Control of PG&E Corporation

Termination Generally

The PG&E Corporation Board of Directors has adopted an Officer Severance Policy to provide certain officers with severance benefits if their employment is terminated without cause. The purpose of the severance policy is to (1) attract and retain senior management by defining the terms and conditions for severance benefits, (2) provide severance benefits that are part of a competitive total compensation package, (3) provide consistent treatment for all terminated officers, and (4) minimize potential litigation costs associated with officers' termination of employment. These severance benefits are described below under the section entitled "Potential Payments Upon Termination Without Cause."

Termination in Connection with a Change in Control

As a general policy, any compensation related to a Change in Control is contingent upon a "double trigger," and is paid only if certain events occur in addition to the Change in Control. In February 2006, the PG&E Corporation Board of Directors amended the definition of "Change in Control" to narrow the circumstances under which a Change in Control would be deemed to have occurred. Before these amendments were made, the definition of "Change in Control" included shareholder approval of certain consolidation or merger transactions. The amendments provide that a "Change in Control" occurs upon the consummation of a transaction following shareholder approval, rather than upon shareholder approval alone. The Board of Directors made this change to more closely align PG&E Corporation's policies with those of the companies in the Pay Comparator Group. In addition, the amendment addresses an issue raised in a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

If a covered officer is actually or constructively terminated in connection with a "Change in Control" or "potential Change in Control" of PG&E Corporation, the Officer Severance Policy provides covered officers with certain benefits, as described below under the section entitled "Potential Payments Following a Change in Control and Other Triggering Events." The PG&E Corporation Board of Directors has determined that the provision of such benefits in these circumstances is an integral part of PG&E Corporation's officer compensation program. In a hostile takeover or Change in Control situation, it is important for management to remain focused on maximizing shareholder value and aligning with shareholders' interest, and not be distracted by concerns about the security of their jobs. The benefit levels provided to the covered officers, including the NEOs, under different termination circumstances reflect competitive market practices among the peer groups that the Committee benchmarks.

Such Change in Control benefits may be limited by the Golden Parachute Restriction Policy, which the PG&E Corporation Board of Directors adopted in February 2006 (described below in the section entitled "Potential Payments Following a Change in Control and Other Triggering Events"). This policy requires shareholder approval of executive severance payments provided in connection with a Change in Control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target annual bonus. This policy responds to a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

The LTIP also provides for accelerated vesting of LTIP awards in connection with a Change in Control. For grants made in 2007 and after, acceleration will occur only if there is a Change in Control and either (1) the successor company fails to continue previously granted awards in a manner that preserves the value of those awards, or (2) the award recipient is terminated in connection with a Change in Control during a specified period of time before or after the Change in Control. The PG&E Corporation Board of Directors made this change to more closely align PG&E Corporation's policies with market trends and to (1) better balance the interests of award recipients and shareholders, (2) maintain security for award recipients in a time of uncertainty, and (3) maintain for award recipients an incentive to stay with PG&E Corporation even following a transaction.

For outstanding stock-based awards granted before December 31, 2006, upon the occurrence of a Change in Control of PG&E Corporation, all outstanding stock-based awards will accelerate, regardless of whether an officer has been terminated. This provision was changed in response to issues raised in a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

Are there material differences between compensation paid to the different NEOs?

The compensation philosophy and policies discussed throughout the CD&A apply equally to all executive officers. There are no differences in the types of compensation among the NEOs. The discrepancies that exist in the amounts of compensation generally relate to each NEO's position and the pay differences exhibited in benchmark market practices derived from the Pay Comparator Group analysis.

Higher-level executive officers have a significantly larger portion of their total compensation opportunity contingent on annual and long-term incentives than lower-level executives. This is consistent with peer group market practices, as well as the Committee's pay philosophy of emphasizing performance-based contingent pay and aligning the interests of executive officers with the longer-term interests of shareholders. Based on the compensation actions for 2007, CEO total direct pay is allocated 16% to base pay, 16% to annual cash incentive, and 68% to longer-term equity incentives. The average pay allocation for other NEOs ranges from 31% to 43% to base pay, 17% to 22% to annual cash incentive, and 37% to 52% to longer-term equity incentives.

Further differentiation may result from differences in positional scope of responsibility, organizational impact, incumbent experience and time in the executive position, and individual performance and development. For example, when determining total target compensation for the PG&E Corporation CEO, the Committee first takes into consideration competitive market pay levels for the CEOs in the Pay Comparator Group and where Mr. Darbee is positioned compared to the market average for base pay and total annual cash compensation and the second quartile for long-term incentive grants, consistent with the Committee's pay philosophy. The Committee then evaluates Mr. Darbee's leadership, strategic accomplishments, personal development, and the Corporation's performance results to arrive at final pay recommendations for the independent members of the Board to review and approve. As part of this process, the Committee considers Mr. Darbee's results as compared to annual objectives that are reviewed and approved by the Committee at the beginning of each year. These objectives closely track short-term and long-term financial and operational goals for the Corporation, which have previously been reviewed by the Boards. Such objectives may relate to corporate financial performance, operational performance, energy procurement plans, investment in utility infrastructure, corporate culture, communications with third parties, and business transformation.

The only material difference in compensation policy among the NEOs relates to the determination of retirement benefits. In the case of selected officers (including Mr. Darbee) joining PG&E Corporation late in their careers, and as an additional retention mechanism, PG&E Corporation provided for additional years of credited service after a specified service period was completed, which serves to enhance the final retirement benefit calculation. Other than this new hire arrangement, all policies, programs, and administrative guidelines are consistently applied to all NEOs.

Conclusion

The amount of executive compensation provided by PG&E Corporation and Pacific Gas and Electric Company reflects the Committee's compensation objectives and policies to (1) provide long-term incentives to align shareholders' and officers' interests and enhance total return for shareholders, (2) attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses, and (3) compensate officers in a cost-efficient and transparent manner.

Compensation Committee Report

The Compensation Committee of PG&E Corporation is comprised of independent directors and operates under a written charter adopted by the PG&E Corporation Board of Directors. The Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company.

The Compensation Committee has reviewed and discussed the section of this Joint Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company that the "Compensation Discussion and Analysis" section be included in this Joint Proxy Statement.

April 2, 2008

C. Lee Cox, Chair
David A. Coulter
Barbara L. Rambo
Barry Lawson Williams

Executive Officer Compensation Information

Summary Compensation Table – 2007

This table summarizes the principal components of compensation paid or granted during 2007, or the compensation cost of equity-based grants for 2007, to the Chief Executive Officers and the Chief Financial Officers of PG&E Corporation and Pacific Gas and Electric Company, and certain other officers of those entities, including the next three most highly compensated executive officers during the past year.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3)		Option Award(s) ($)(4)		Non-Equity Incentive Plan Compen- sation ($)(5)		Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(6)		All Other Compen- sation ($)(7)		Total($)
Peter A. Darbee* Chairman, Chief Executive Officer, and President, PG&E Corporation	2007 2006	$ $	1,050,000 975,000	$ $	0 0	$ $	3,631,149 3,666,389	$ $	419,976 604,092	$ $	1,250,550 1,485,900	$ $	1,295,034 1,028,440	$ $	174,364 230,237	$ $	7,821,073 7,990,058
Christopher P. Johns Senior Vice President, Chief Financial Officer, and Treasurer, PG&E Corporation; Senior Vice President and Treasurer Pacific Gas and Electric Company	2007 2006	$ $	523,640 494,000	$ $	0 0	$ $	350,226 931,415	$ $	149,648 221,802	$ $	343,010 414,071	$ $	156,155 157,985	$ $	88,486 94,638	$ $	1,611,165 2,313,911
Hyun Park Senior Vice President and General Counsel, PG&E Corporation	2007		$475,000		$1,000,000		$381,410		$0		$311,149		$32,256		$486,492		$2,686,307
Rand L. Rosenberg Senior Vice President, Corporate Strategy and Development, PG&E Corporation	2007		$496,380		$0		$457,202		$0		$325,154		$80,744		$45,613		$1,405,093
William T. Morrow** President and Chief Executive Officer, Pacific Gas and Electric Company	2007		$625,000		$0		$2,557,501		$0		$498,731		$64,214		$55,789		$3,801,235
G. Robert Powell*** Vice President and Controller, PG&E Corporation; Vice President, Chief Financial Officer, and Controller, Pacific Gas and Electric Company	2007		$300,750		$0		$119,024		$0		$161,187		$25,203		$70,549		$676,713
Thomas B. King* Chairman and Chief Executive Officer, Pacific Gas and Electric Company (from 1/1/07 to 6/30/07)	2007 2006	$ $	339,394 615,000	$ $	0 0	$ $	(777,817 1,590,363)	$ $	0 395,251	$ $	0 702,945	$ $	140 855,085	$ $	105,780 69,465	$ $	(332,503 4,228,109)
*
Mr. Darbee served as Chairman, Chief Executive Officer, and President of PG&E Corporation throughout 2007, except that Mr. King served as President of PG&E Corporation from July 1, 2007 to July 11, 2007 and Mr. Darbee was re-elected as President on September 17, 2007. Mr. King resigned on July 11, 2007.

**
Mr. Morrow has served as Chief Executive Officer of Pacific Gas and Electric Company from July 1, 2007 to the present.

***
Mr. Powell resigned on March 6, 2008.

(1)
Includes 2007 base salary deferred at the election of the officer (Mr. Johns $261,820).

(2)
The amount shown was deferred under the terms of the award.

(3)
Represents the compensation cost of restricted stock, performance shares, SISOPs, and restricted phantom stock units, measured in accordance with SFAS No. 123R, without taking into account an estimate of forfeitures related to service-based vesting. Assumptions are set forth in Note 14 to the Consolidated Financial Statements in the 2005, 2006 and 2007 Annual Reports to Shareholders of PG&E Corporation and Pacific Gas and Electric

  Company. The negative amount reported in 2007 for Mr. King reflects the reversal of compensation costs previously disclosed in the Summary Compensation Table for stock awards that were forfeited upon his resignation.

(4)
Represents the 2007 compensation cost of stock options granted in prior years, measured in accordance with SFAS No. 123R without taking into account an estimate of forfeitures related to service-based vesting. Assumptions used in determining the grant date fair value are set forth in the Stock Options section of Note 14 to the Consolidated Financial Statements in the 2005, 2006 and 2007 Annual Reports to Shareholders of PG&E Corporation and Pacific Gas and Electric Company.

(5)
Amounts represent payments received or deferred in 2008 and 2007 for achievement of corporate or organizational objectives in 2007 and 2006, respectively, under the STIP.

(6)
Amounts reported for 2007 consist of (i) the change in pension value during 2007 (Mr. Darbee $1,294,641, Mr. Johns $156,150, Mr. Park $32,256, Mr. Rosenberg $80,744, Mr. Morrow $64,214, Mr. Powell $25,203, and Mr. King $(1,082,900), and (ii) the above-market earnings on deferred compensation (Mr. Darbee $393, Mr. Johns $5, and Mr. King $140). The negative change in pension value reported in 2007 for Mr. King reflects his July 11, 2007 resignation and is not reflected in the table. As a result of his resignation, the additional five-year service credit he would have received had he remained employed through July 1, 2008 and the elimination of early retirement reduction factors he would have received had he remained employed through age 55 have both been foregone. The above-market earnings are calculated as the difference between actual earnings from the Utility Bond Fund investment option of the SRSP and hypothetical earnings that would have resulted using an interest rate equal to 120% of the applicable federal rate. Earnings for the Utility Bond Fund are based on Moody's Investors Service's long-term Aa bond rate for utilities.

(7)
Amounts reported for 2007 consist of (i) perquisites and personal benefits, as detailed below (Mr. Darbee $85,851, Mr. Johns $11,325, Mr. Park $343,161, Mr. Rosenberg $7,216, Mr. Morrow $21,786, Mr. Powell $41,924, and Mr. King $6,682), (ii) tax reimbursement payments (Mr. Darbee $6,263, Mr. Johns $3,423, Mr. Park $116,550, Mr. Rosenberg $2,229, Mr. Morrow $2,815, and Mr. Powell $374), (iii) sale of earned but unused vacation pursuant to the terms of programs available to all employees of PG&E Corporation (Mr. Johns $25,174) or available to all employees of Pacific Gas and Electric Company (Mr. King $63,973), (iv) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Darbee $35,000, Mr. Johns $25,000, Mr. Park $25,000, Mr. Rosenberg $25,000, Mr. Morrow $25,000, Mr. Powell $15,000, and Mr. King $25,000) and (v) company contributions to defined contribution retirement plans (Mr. Darbee $47,250, Mr. Johns $23,564, Mr. Park $1,781, Mr. Rosenberg $11,168, Mr. Morrow $6,188, Mr. Powell $13,251, and Mr. King $10,125).

Summary Compensation Table – 2007
Continued

The following chart provides additional information regarding perquisites and personal benefits that are included in the Summary Compensation Table.

	Transportation Services	Life Insurance	Parking	Fitness	Executive Health	Financial Services	Relocation	Total
P. A. Darbee	$67,741	$2,553	$4,640		$4,126	$6,791		$85,851
C. P. Johns			$4,640			$6,685		$11,325
H. Park		$1,620	$4,245				$337,296	$343,161
R. L. Rosenberg			$4,640		$2,576			$7,216
W. T. Morrow	$11,569	$3,015	$1,760		$2,680	$2,762		$21,786
G. R. Powell		$1,284	$4,640				$36,000	$41,924
T. B. King		$2,531		$416		$3,735		$6,682

The above perquisites and personal benefits consist of the following:

•
Transportation services for Mr. Darbee and Mr. Morrow, consisting of car transportation for commute and non-business travel. Amounts include the pro-rated salary and burden of the drivers and vehicle costs.

•
The cost of life insurance coverage exceeding amounts available to all employees (i.e., $50,000).

•
The cost of parking.

•
The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers.

•
The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting the decisions of each individual officer regarding the specific types of tests and consultations provided, and the exact value of reimbursed expenses.

•
Fees paid for financial services provided by an independent contractor selected by PG&E Corporation to provide such services.

•
The cost to PG&E Corporation of relocation assistance, which may include moving services, payments to a third-party home sale assistance firm (may include inspection, appraisal, and other costs related to sale of the home, net loss on sale of the officer's home, third-party service fees, etc.), mortgage subsidies, and commuting expenses during the relocation process.

As a general matter, PG&E Corporation and Pacific Gas and Electric Company provide a limited range of perquisite benefits to their NEOs. Instead, NEOs are given a set stipend in lieu of perquisites, which each NEO may use as the officer sees fit. The stipend is intended to cover items such as country club memberships, etc. The amount of this stipend is included in the Summary Compensation Table in the column "All Other Compensation."

Please see the section above entitled "Compensation Discussion and Analysis" for additional information regarding the elements of compensation discussed above, including salary, short-term incentives, and long term- incentives. Additional information regarding grants of LTIP awards can be found following the table entitled "Grants of Plan-Based Awards in 2007."

Grants of Plan-Based Awards in 2007

This table provides information regarding incentive awards and other stock-based awards granted during 2007 to individuals named in the Summary Compensation Table. The compensation cost from 2007 of these awards also is reflected in the Summary Compensation Table.

										All Other Stock Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
										Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards
		Committee Action Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
P. A. Darbee	1/3/07 1/3/07 1/3/07	12/20/06 12/20/06 12/20/06	$0	$1,050,000	$2,100,000	12,606	50,425		100,850	50,425 21,155		$ $ $	2,383,590 2,383,590 999,997
C. P. Johns	1/3/07 1/3/07	12/20/06 12/20/06	$0	$288,002	$576,004	2,451	9,805		19,610	9,805		$ $	463,482 463,482
H. Park	1/3/07 1/3/07	12/20/06 12/20/06	$0	$261,250	$522,500	2,240	8,960		17,920	8,960		$ $	423,539 423,539
R. Rosenberg	1/3/07 1/3/07	12/20/06 12/20/06	$0	$273,009	$546,018	2,311	9,245		18,490	9,245		$ $	437,011 437,011
W. T. Morrow	1/3/07 1/3/07 1/29/07 11/6/07 11/6/07	12/20/06 12/20/06 1/29/07 10/17/07 10/17/07	$0	$418,750	$837,500	2,240 5,620	8,960 22,480	(4)	17,920 44,960	8,960 108,061 22,480	(4)	$ $ $ $ $	423,539 423,539 4,999,982 999,910 999,910
G. R. Powell	1/3/07 1/3/07	12/20/06 12/20/06	$0	$135,338	$270,676	840	3,360		6,720	3,360		$ $	158,827 158,827
T. B. King	1/3/07 1/3/07	12/20/06 12/20/06	$0	$254,546	$509,092	3,501	14,005		28,010	14,005		$ $	662,016 662,016
(1)
Compensation opportunity granted for 2007 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(2)
Represents performance shares granted under the LTIP.

(3)
Represents shares of restricted stock granted under the LTIP.

(4)
Represents an adjustment to Mr. Morrow's annual LTIP grant, to reflect his appointment to the position of Chief Executive Officer of Pacific Gas and Electric Company. Vesting will occur on the same schedule as grants of restricted stock awards and performance shares, as if the grants had been made on January 1, 2008.

Detailed information regarding compensation reported in the tables for Summary Compensation and Grants of Plan Based Awards can be found in the section above entitled "Compensation Discussion and Analysis." Information regarding specific grants is discussed below.

STIP Awards. Information regarding the terms and basis of STIP awards can be found in the section above entitled "Compensation Discussion and Analysis."

Restricted Stock Grants. Shares of restricted stock carry the same dividend rights as shares of PG&E Corporation common stock. Shares of restricted stock granted for 2007 will vest in 20% increments over three years. The remaining 40% will vest on the first business day of 2010 if PG&E Corporation's TSR for the prior three-year period is in the top quartile relative to the Performance Comparator Group. If PG&E Corporation's TSR for that period is not in the top quartile, the restrictions will continue, and the remaining 40% of the restricted stock will vest on the first business day of 2012.

Different vesting provisions may apply to restricted stock granted as a retention award. Those awards, and their vesting provisions, are discussed in more detail below in the subsection entitled "Retention Awards" below.

Performance Shares. Performance shares granted in 2007 will vest at the end of a three-year period, depending on PG&E Corporation's TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in cash and will be calculated by multiplying (1) the number of vested performance shares, (2) the average closing price of PG&E Corporation common stock over the last 30 calendar days of the year preceding the vesting date, and (3) a payout factor based on corporate performance. The specific payout formula is discussed in the section above entitled "Compensation Discussion and Analysis."

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of performance shares awarded to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the number of vested performance shares for the period.

Retention Awards. On January 3, 2007, Mr. Darbee, was granted a retention award of 21,155 shares of restricted stock. The restricted stock will vest in full on the fifth anniversary of the grant date, provided that Mr. Darbee is still employed by PG&E Corporation or any of its affiliates. The restricted stock may vest sooner, in whole or in part, in connection with Mr. Darbee's death, disability, or termination of employment. The restricted stock also would vest in full upon a Change in Control of PG&E Corporation (as defined in the LTIP) if (1) these grants are not assumed by the Acquiror (as defined in the LTIP) or (2) if Mr. Darbee's employment is terminated without cause in connection with a Change in Control of PG&E Corporation, during a set period before or after the Change in Control event. If Mr. Darbee retires from PG&E Corporation and its affiliates before the end of the five-year vesting period, a pro-rated portion of the restricted stock will vest based on the number of months Mr. Darbee was employed after the grant date divided by 60 months (i.e., the normal vesting period).

On January 29, 2007, Mr. Morrow was granted a retention award of 108,061 shares of restricted stock. The restricted stock will vest in 40 percent increments on the first and second anniversaries of the grant date and the remaining 20% of the restricted stock will vest on the third anniversary provided Mr. Morrow is still employed by PG&E Corporation or any of its affiliates on the vesting date.

For more information regarding the terms of plan-based awards, please see the discussion above in the section entitled "Compensation Discussion and Analysis."

Outstanding Equity Awards at Fiscal Year-End – 2007

This table provides additional information regarding stock options, restricted stock, performance shares, and other equity-based awards that were held as of December 31, 2007 by the individuals named in the Summary Compensation Table, including awards granted prior to 2007. Any awards described below that were granted in 2007 are also reflected in the Grants of Plan-Based Awards in 2007 table.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
P. A. Darbee		16,800 54,350	(4) (7)	$ $	27.23 33.02	1/3/14 1/4/15	126,494	(5)	$5,450,626	124,190	(6)	$1,337,837
C. P. Johns	25,200 15,200	8,400 15,200	(8) (11)	$ $	27.23 33.02	1/3/14 1/4/15	27,769	(9)	$1,196,566	29,335	(10)	$316,011
H. Park							18,000	(12)	$775,620	20,260	(13)	$218,251
R. L. Rosenberg							23,673	(14)	$1,020,070	20,375	(15)	$219,490
W. T. Morrow							153,829	(16)	$6,628,492	49,350	(17)	$531,623
G. R. Powell							6,140	(18)	$264,573	6,835	(19)	$73,630
T.B King(20)

(1)
Includes restricted stock, SISOPs, and individual retention and incentive awards. See the section above entitled "Compensation Discussion and Analysis" for additional details regarding grants in 2007.

(2)
Value based on the December 31, 2007 closing price of PG&E Corporation common stock ($43.09). Consistent with Securities and Exchange Commission rules, performance shares are valued at the lowest payout factor (threshold) because PG&E Corporation did not exceed the corresponding threshold performance goal in the previous year.

(3)
Includes performance shares. See the section above entitled "Compensation Discussion and Analysis" for additional details regarding grants in 2007.

(4)
16,800 stock options vested on January 2, 2008.

(5)
29,511 shares of restricted stock vested on January 2, 2008. 26,091 shares of restricted stock will vest on January 2, 2009, 10,085 shares will vest on January 4, 2010, 19,482 shares will vest on January 4, 2011, and 41,325 shares will vest on January 3, 2012. If PG&E Corporation's TSR for the three years ending December 31, 2008 is in the top quartile of the Performance Comparator Group, 19,482 shares scheduled to vest on January 4, 2011 will vest instead on January 2, 2009. If PG&E Corporation's TSR for the three years ending December 31, 2009 is in the top quartile of the Performance Comparator Group, 20,170 shares scheduled to vest on January 3, 2012 will vest instead on January 4, 2010.

(6)
25,060 performance shares vested on January 2, 2008, but payment was made only with respect to 11,277 performance shares based on the performance-based payout factor. 48,705 performance shares are scheduled to vest on January 2, 2009 and 50,425 performance shares are scheduled to vest on January 4, 2010.

(7)
27,175 stock options vested on January 3, 2008 and 27,175 stock options will vest on January 3, 2009.

(8)
8,400 stock options vested on January 2, 2008.

(9)
7,927 shares of restricted stock vested on January 2, 2008. 6,217 shares will vest on January 2, 2009, 1,961 shares will vest on January 4, 2010, 5,008 shares will vest on January 4, 2011, and 3,922 shares will vest on January 3, 2012. If PG&E Corporation's TSR for the three years ending December 31, 2008 is in the top quartile of the Performance Comparator Group, 5,008 shares scheduled to vest on January 4, 2011 will vest instead on January 2, 2009. If PG&E Corporation's TSR for the three years ending December 31, 2009 is in the top quartile of the Performance Comparator Group, 3,922 shares scheduled to vest on January 3, 2012 will vest instead on January 4, 2010. 2,734 SISOPs vested on January 3, 2008.

(10)
7,010 performance shares vested on January 2, 2008 but payment was made with respect to 3,155 performance shares based on the performance-based payout factor. 12,520 performance shares are scheduled to vest on January 2, 2009 and 9,805 performance shares are scheduled to vest on January 4, 2010.

(11)
7,600 stock options vested on January 3, 2008 and 7,600 stock options will vest on January 3, 2009.

(12)
4,052 shares of restricted stock vested on January 2, 2008. 4,052 shares will vest on January 2, 2009, 1,792 shares will vest on January 4, 2010, 4,520 shares will vest on January 4, 2011, and 3,584 shares will vest on January 3, 2012. If PG&E Corporation's TSR for the three years ending December 31, 2008 is in the top quartile of the Performance Comparator Group, 4,520 shares scheduled to vest on January 4, 2011 will vest instead on January 2, 2009. If PG&E Corporation's TSR for the three years ending December 31, 2009 is in the top quartile of the Performance Comparator Group, 3,584 shares scheduled to vest on January 3, 2012 will vest instead on January 4, 2010.

(13)
11,300 performance shares are scheduled to vest on January 2, 2009 and 8,960 performance shares are scheduled to vest on January 4, 2010.

(14)
6,837 shares of restricted stock vested on January 2, 2008. 6,837 shares will vest on January 2, 2009, 1,849 shares will vest on January 4, 2010, 4,452 shares will vest on January 4, 2011, and 3,698 shares will vest on January 3, 2012. If PG&E Corporation's TSR for the three years ending December 31, 2008 is in the top quartile of the Performance Comparator Group, 4,452 shares scheduled to vest on January 4, 2011 will vest instead on January 2, 2009. If PG&E Corporation's TSR for the three years ending December 31, 2009 is in the top quartile of the Performance Comparator Group, 3,698 shares scheduled to vest on January 3, 2012 will vest instead on January 4, 2010.

(15)
11,130 performance shares are scheduled to vest on January 2, 2009 and 9,245 performance shares are scheduled to vest on January 4, 2010.

(16)
5,374 shares of restricted stock vested on January 2, 2008, and 43,225 shares vested on January 29, 2008. 9,870 shares will vest on January 2, 2009, 43,224 shares will vest on January 29, 2009, 6,288 shares will vest on January 4, 2010, 21,612 shares will vest on January 29, 2010, 11,660 shares will vest on January 4, 2011, 3,584 shares will vest on January 3, 2012, and 8,992 shares will vest on January 2, 2013. If PG&E Corporation's TSR for the three years ending December 31, 2008 is in the top quartile of the Performance Comparator Group, 7,164 shares scheduled to vest on January 4, 2011 will vest instead on January 2, 2009. If PG&E Corporation's TSR for the three years ending December 31, 2009 is in the top quartile of the Performance Comparator Group, 3,584 shares scheduled to vest on January 3, 2012 will vest instead on January 4, 2010. If PG&E Corporation's TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, 8,992 shares scheduled to vest on January 2, 2013 will vest instead on January 4, 2011.

(17)
17,910 performance shares are scheduled to vest on January 2, 2009, 8,960 performance shares are scheduled to vest on January 4, 2010 and 22,480 performance shares are scheduled to vest on January 4, 2011.

(18)
1,367 shares of restricted stock vested on January 2, 2008. 1,367 shares will vest on January 2, 2009, 672 shares will vest on January 4, 2010, 1,390 shares will vest on January 4, 2011 and 1,344 shares will vest on January 3, 2012. If PG&E Corporation's TSR for the three years ending December 31, 2008 is in the top quartile of the Performance Comparator Group, 1,390 shares scheduled to vest on January 4, 2011 will vest instead on January 2, 2009. If PG&E Corporation's TSR for the three years ending December 31, 2009 is in the top quartile of the Performance Comparator Group, 1,344 shares scheduled to vest on January 3, 2012 will vest instead on January 4, 2010.

(19)
3,475 performance shares are scheduled to vest on January 2, 2009 and 3,360 performance shares are scheduled to vest on January 4, 2010.

(20)
Upon his resignation on July 11, 2007, Mr. King forfeited all unvested equity-based awards and exercised all vested stock option awards.

The table includes stock options that were issued to executive officers in previous years. No options have been awarded to executive officers since 2005. Stock options are exercisable on a cumulative basis at the rate of one-fourth each year, commencing one year from the grant date. All options expire 10 years and one day after the grant date. The option exercise price was set as the closing price of a share of PG&E Corporation common stock on the grant date, as reported on the New York Stock Exchange.

Option Exercises and Stock Vested During 2007

This table provides additional information regarding the amounts received during 2007 by individuals named in the Summary Compensation Table upon exercise, vesting, or transfer of stock options, restricted stock, and other stock-based awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
P. A. Darbee	69,300	$1,632,084	44,712	$1,991,106
C. P. Johns	44,200	$1,583,271	17,425	$759,071
H. Park			2,260	$106,926
R. L. Rosenberg			4,989	$236,254
W. T. Morrow			3,582	$166,591
G. R. Powell			695	$32,874
T. B. King	239,252	$4,049,740	32,483	$1,409,629

(1)
Based on the difference between the option price and the fair market value at exercise. In addition, Mr. Johns received dividend equivalents of $33,075.

(2)
Reflects both restricted stock and SISOPs that vested on January 2, 2007. For Mr. Johns, stock awards include 75 SISOPs and the value realized on vesting was $3,559. Receipt has been deferred until the seventh month following the termination of Mr. John's employment.

Pension Benefits – 2007

This table provides information for each individual named in the Summary Compensation Table relating to accumulated benefits as of December 31, 2007 under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefits ($)		Payments During Last Fiscal Year ($)
P. A. Darbee	Pacific Gas and Electric Company Retirement Plan	0.8	(1)	$21,807		$0
	PG&E Corporation Supplemental Executive Retirement Plan	9.5	(2)	$3,773,745	(3)	$0
C. P. Johns	Pacific Gas and Electric Company Retirement Plan	11.6		$634,291		$0
	PG&E Corporation Supplemental Executive Retirement Plan	11.6		$172,337		$0
H. Park	Pacific Gas and Electric Company Retirement Plan	0.8	(1)	$13,099		$0
	PG&E Corporation Supplemental Executive Retirement Plan	1.1		$29,113		$0
R. L. Rosenberg	Pacific Gas and Electric Company Retirement Plan	0.8	(1)	$17,577		$0
	PG&E Corporation Supplemental Executive Retirement Plan	2.2		$126,344		$0
W. T. Morrow	Pacific Gas and Electric Company Retirement Plan	1.4		$26,135		$0
	PG&E Corporation Supplemental Executive Retirement Plan	1.4		$55,340		$0
G. R. Powell	Pacific Gas and Electric Company Retirement Plan	0.8	(1)	$11,641		$0
	PG&E Corporation Supplemental Executive Retirement Plan	0.8		$13,562		$0
T. B. King	Pacific Gas and Electric Company Retirement Plan	3.7		$129,574		$0
	PG&E Corporation Supplemental Executive Retirement Plan	9.0	(4)	$475,131		$0
(1)
Effective April 1, 2007, participation in the Pacific Gas and Electric Company Retirement Plan also was made available to all employees of PG&E Corporation. Prior to that time, the Pacific Gas and Electric Company Retirement Plan was open only to those PG&E Corporation employees who had previously been employed by Pacific Gas and Electric Company and participated in the retirement plan, and were subsequently transferred to PG&E Corporation.

(2)
Effective July 1, 2003, Mr. Darbee became a participant in the SERP with five years of credited service.

(3)
Mr. Darbee will earn an additional five years of credited service if he remains employed by PG&E Corporation or a subsidiary through July 1, 2008. Although Mr. Darbee has not yet earned these additional five years, the amounts reported above assume that he has earned a pro rata portion (i.e., 4.5 years) of that contingent amount. This assumption is consistent with actuarial approaches to valuing pension benefits. The additional contingent five years are not considered in the column entitled "Number of Years of Credited Service."

(4)
Effective July 1, 2003, Mr. King became a participant in the SERP with five years of credited service.

Detailed information regarding compensation reported in the Pension Benefits table can be found in the section above entitled "Compensation Discussion and Analysis." Assumptions used in calculating the present value of accumulated pension benefits are the same as were used in preparing the PG&E Corporation and Pacific Gas and Electric Company 2007 financial statements. Assumptions are set forth in the Annual Report to Shareholders.

Pension benefits are provided to executive officers under two plans. Pacific Gas and Electric Company provides retirement benefits to all of its employees, including its officers, under a tax-qualified defined benefit pension plan, the Pacific Gas and Electric Company Retirement Plan (Retirement Plan). The Retirement Plan historically also has covered a significant number of PG&E Corporation's employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers may participate in the Retirement Plan.

A participant may begin receiving pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with pre-set charts set forth in the Retirement Plan. Mr. Darbee currently is eligible to receive a reduced pension benefit because he is over 55 years of age but has less than 35 years of service. The benefit formula is 1.7% of the average annual salary for the last 36 months of service multiplied by years of credited service. Payments are in the form of a single life annuity or, at the election of the participant, a joint spousal annuity.

PG&E Corporation has also adopted a non-tax qualified defined benefit pension plan that provides benefits to officers and key employees. The benefit formula for the SERP is 1.7% of the average of the three highest combined salary and annual STIP payments during the last 10 years of service multiplied by years of credited service. The benefit payable from the SERP is reduced by any benefit payable from the Retirement Plan. Payments are in the form of a single life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, subject to reduction depending on years of credited service. Mr. Darbee will earn an additional five years of credited service under the SERP, provided that he is employed by PG&E Corporation or a subsidiary on July 1, 2008.

Additional information regarding the plans that provide these pension benefits and the Committee's decisions regarding these plans, including the decision to grant extra years of service, are provided in the section above entitled "Compensation Discussion and Analysis."

Non-Qualified Deferred Compensation

This table provides information for 2007 for each individual named in the Summary Compensation Table regarding such individual's accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2007.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(4)
P. A. Darbee	$0	$36,563	$74,268	$0	$2,493,777
C. P. Johns	$265,379	$14,703	$(12,967)	$0	$2,182,657
H. Park	$1,000,000	$0	$(39,670)	$0	$960,330
R. L. Rosenberg	$0	$1,781	$76	$0	$1,857
W. T. Morrow	$0	$0	$0	$0	$0
G. R. Powell	$0	$9,601	$445	$0	$12,420
T. B. King	$0	$17,775	$(14,961)	$0	$716,414
(1)
Includes the following amounts which were reported as compensation in the Summary Compensation Table: Mr. Johns $262,464 and Mr. Park $1,000,000.

(2)
Represents amounts earned in 2006 and credited to the officer's deferred compensation account on the first business day of 2007 and, for Mr. Powell, includes $9,601 reported as 2007 compensation in the Summary Compensation Table.

(3)
Represents earnings from the supplemental retirement savings plans described below. Includes the following amounts which were reported for 2007 as compensation in the Summary Compensation Table: Mr. Darbee $393, Mr. Johns $5, and Mr. King $140.

(4)
Includes the following amounts which were reported as compensation in the Summary Compensation Table for 2007 and prior years: Mr. Darbee $1,741,311, Mr. Johns $1,256,571, Mr. Park $1,000,000, Mr. Powell $9,601, and Mr. King $450,712.

The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan, for deferrals made prior to January 1, 2005, and the 2005 PG&E Corporation Supplemental Retirement Savings Plan (SRSP), for deferrals made on and after January 1, 2005.

To the extent that matching contributions to an officer's 401(k) account cannot be made because the Internal Revenue Code limits would be exceeded, PG&E Corporation contributes the excess amount to the SRSP. Under the SRSP, officers may defer 5% to 50% of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award. PG&E Corporation will also contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415. SISOPs must be deferred pursuant to the terms of that program.

Earnings are calculated based on the performance of the following funds available in the 401(k) plan: Large Company Stock Index Fund (2007 return of 5.57%), International Stock Index Fund (2007 return of 11.40%), Conservative Asset Allocation Fund (2007 return of 6.98%), Moderate Asset Allocation Fund (2007 return of 6.93%), Aggressive Asset Allocation Fund (2007 return of 6.88%), Stable Value Fund (2007 return of 4.70%), Bond Index Fund (2007 return of 6.93%), and the Small Company Stock Index Fund (2007 return of 4.90%). Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2007 return of -6.09%), and the AA Utility Bond Fund. The AA Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors Service (yields reported during 2007 ranged from 5.54% to 6.21%). Pre-2005 deferrals are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the AA Utility Bond Fund. With the exception of SISOP deferrals and Mr. Park's $1,000,000 bonus, the earnings measures are selected by the officer and may be reallocated subject to restrictions imposed by regulations of the Securities and Exchange Commission. SISOP deferrals and Mr. Park's $1,000,000 bonus may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Pre-2005 deferrals may be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may be made in the seventh month following termination of employment or in January of a year specified by the officer.

Potential Payments Upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability

The executive officers named in the Summary Compensation Table are eligible to receive certain benefits upon termination, a change in the officer's responsibilities, or a Change in Control. PG&E Corporation's and Pacific Gas and Electric Company's policy is not to provide benefits conditioned solely upon a Change in Control. In general, payments are triggered only if the Change in Control has been implemented (not just approved by shareholders) and (1) there has been termination or constructive termination of the individual or (2) with respect to vesting of equity-based awards, the successor entity has elected not to continue any equity-based grants in a manner that preserves the value of those grants.

The following discussions of potential payments upon termination or a Change in Control assume that the executive officer left employment on December 31, 2007, and that, except where noted, the value of any stock-based compensation received was $43.09 per share, which was the closing price of a share of PG&E Corporation common stock on December 31, 2007. The tables below exclude amounts that represent payment for services rendered (such as unpaid and earned salary or STIP payments) and that would be due to the executive officer even if the individual had remained employed with PG&E Corporation or Pacific Gas and Electric Company (as the case may be).

Potential Payments Upon Resignation/Retirement

This table estimates potential payments for each individual named in the Summary Compensation Table, if that individual were to resign from employment effective December 31, 2007.

	Present Value Of Accumulated Pension Benefits	Non-Qualified Deferred Compensation Aggregate Balance	Equity-Based Grants That Accelerate Upon Retirement(1)	Total
P. A. Darbee	$3,030,017	$2,493,777	$0	$5,523,794
C. P. Johns	$943,152	$2,182,657	$0	$3,125,809
H. Park	$49,442	$960,330	$0	$1,009,772
R. L. Rosenberg	$213,384	$1,857	$0	$215,241
W. T. Morrow	$95,490	$0	$0	$95,490
G. R. Powell	$29,481	$12,420	$0	$41,901
T. B. King(2)	$919,093	$716,414	$0	$1,635,507
(1)
The long-term incentive plans under which equity-based grants are made require an employee to be 55 years of age with at least five years of service to qualify for any acceleration upon termination with cause. None of the above officers qualified at December 31, 2007.

(2)
Because Mr. King resigned on July 11, 2007, Securities and Exchange Commission rules permit Mr. King to be excluded from the tables that follow.

If an officer resigns, he or she is entitled to receive accrued pension benefits and the aggregate balance in the officer's deferred compensation account, as described in the narrative accompanying the Pension Benefits table and the Non-Qualified Deferred Compensation table.

In general, vested stock options are exercisable within 30 days after resignation or the original option term, whichever is shorter. Unvested stock options, restricted stock, performance shares, and SISOPs are cancelled upon resignation.

However, if the individual's resignation also qualifies as a "retirement" under the LTIP or its predecessor (the PG&E Corporation Long-Term Incentive Program), (1) all unvested options immediately vest and are exercisable for the shorter of five years or the option term, (2) the restrictions on restricted stock continue to lapse as if the officer remained employed, (3) performance shares continue to vest as if the officer remained employed, and (4) unvested SISOPs immediately vest and are payable in the seventh month following termination of employment. None of the NEOs was retirement eligible as of December 31, 2007.

Potential Payments Upon Termination With Cause

This table estimates potential payments for each individual named in the Summary Compensation Table, if that individual were to be terminated with cause effective December 31, 2007.

	Present Value Of Accumulated Pension Benefits	Non-Qualified Deferred Compensation Aggregate Balance	Equity-Based Grants That Accelerate Upon Retirement(1)	Total
P. A. Darbee	$3,030,017	$2,493,777	$0	$5,523,794
C. P. Johns	$943,152	$2,182,657	$0	$3,125,809
H. Park	$49,442	$960,330	$0	$1,009,772
R. L. Rosenberg	$213,384	$1,857	$0	$215,241
W. T. Morrow	$95,490	$0	$0	$95,490
G. R. Powell	$29,481	$12,420	$0	$41,901
(1)
The long-term incentive plans under which equity-based grants are made require an employee to be 55 years of age with at least five years of service to qualify for any acceleration upon termination with cause. None of the above officers qualified at December 31, 2007.

If an officer is terminated for cause, he or she is not eligible to receive a STIP payment for that year. All outstanding unvested stock options, restricted stock, performance shares, and SISOPs are cancelled.

The officer is entitled to receive accrued pension benefits and the aggregate balance in the officer's deferred compensation account, as described in the narrative accompanying the Pension Benefits table and the Non-Qualified Deferred Compensation table.

However, if the individual's termination also qualifies as a "retirement" under the LTIP or its predecessor, (1) all unvested options become immediately vested and are exercisable for the shorter of five years or the option term, (2) the restricted stock will continue to vest as if the officer remained employed, (3) performance shares continue to vest as if the officer remained employed, and (4) unvested SISOPs immediately vest and are payable in the seventh month following termination of employment. None of the NEOs was retirement eligible as of December 31, 2007.

For these purposes, an officer is terminated for "cause" if the officer's employer determines in good faith that the officer has engaged in, committed, or is responsible for:

•
serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer's employer;

•
refusal or unwillingness to perform his or her duties;

•
inappropriate conduct in violation of PG&E Corporation's equal employment opportunity policy;

•
conduct which reflects adversely upon, or making any remarks disparaging of, PG&E Corporation, its Board of Directors, officers, or employees, or its affiliates or subsidiaries;

•
insubordination;

•
any willful act that is likely to have the effect of injuring the reputation, business, or business relationship of PG&E Corporation or its subsidiaries or affiliates;

•
violation of any fiduciary duty; or

•
breach of any duty of loyalty.

Potential Payments Upon Termination Without Cause

This table estimates potential payments for each individual named in the Summary Compensation Table, if that individual were terminated without cause effective December 31, 2007.

	Severance Payment	Value of Stock Options Vesting(1)	Value of Stock Awards Vesting(2)	Value of Accum. Pension Benefits	Non-Qualified Deferred Compensation Aggregate Balance	COBRA(3)	Career Transition	Total
P. A. Darbee	$4,200,000	$813,753	$4,485,475	$3,030,017	$2,493,797	$33,464	$15,000	$15,071,506
C. P. Johns	$909,276	$286,288	$1,191,262	$1,657,160	$2,182,657	$32,828	$15,000	$6,274,471
H. Park	$790,618	$0	$510,748	$93,241	$960,330	$33,464	$15,000	$2,403,401
R. L. Rosenberg	$1,538,778	$0	$898,397	$213,384	$1,857	$20,971	$15,000	$2,688,387
W. T. Morrow	$1,748,307	$0	$2,443,503	$157,163	$0	$33,464	$15,000	$4,397,437
G. R. Powell	$633,719	$0	$144,165	$63,487	$12,420	$32,828	$15,000	$901,619
(1)
Value based on the difference between the option exercise price and $43.09, which was the closing price of PG&E Corporation common stock on December 31, 2007.

(2)
Performance shares granted in 2005 are valued at $45.6215 per share, the average closing price for the last 30 calendar days of the year. All other stock awards are valued at the December 31, 2007 closing price of $43.09. Payout percentages applied to performance shares reflect performance through December 31, 2007.

(3)
As required by the health benefit provisions in the Consolidated Omnibus Budget Reconciliation Act (COBRA).

The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the officers named in the Summary Compensation Table, provides benefits if a covered officer is terminated without cause. For these purposes, "cause" has the same meaning as described above in the section "Potential Payments Upon Termination With Cause." In most situations, benefits under the policy include:

1.
A lump sum payment of one and one-half or two times annual base salary and STIP target (the applicable severance multiple being dependent on an officer's level),

2.
Continued vesting of equity-based incentives for one and one-half or two years after termination (depending on the applicable severance multiple),

3.
Accelerated vesting of up to two-thirds of the SISOPs (depending on an officer's level), and

4.
Payment of health care insurance premiums for 18 months after termination.

The severance benefit is generally paid to the officer in a lump sum. However, if the officer is covered by the SERP and is under age 55, a portion of that officer's severance benefits will be automatically converted to additional years of age, up to 55 years, for purposes of calculating pension benefits, with the remaining portion of the severance benefit, if any, paid in a lump sum. If the additional age resulting from such conversion does not result in an age of 55, the officer will be paid the entire severance benefit in a lump sum.

Under the PG&E Corporation Officer Severance Policy, if an officer is terminated without cause before December 31 of a given year and has less than six months of service in the year, the officer is not eligible for that year's STIP award. If the officer is terminated before December 31 and has at least six months of service in the year, he or she is eligible for a prorated STIP award for that year, if any. If the officer is terminated on December 31, he or she is eligible for that year's STIP award, if any.

Unvested stock options and restricted stock continue to vest for a number of months equivalent to the severance multiple set forth in the Officer Severance Policy. Stock options are exercisable within five years after termination or the original option term, whichever is shorter. Restricted stock continues to vest for a number of months equal to the severance multiple. Performance share agreements provide that performance shares vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months. Two-thirds of unvested SISOPs vest and one-third are forfeited. If the officer is at least 55 years of age with at least five years of service, his or her termination is treated as a retirement under the terms of the LTIP (and its predecessor). In that case, any unvested stock options immediately vest. Stock options are exercisable within five years after termination or the original option term, whichever is shorter. Restricted stock and performance shares continue to vest as if the officer remained employed. Unvested SISOPs immediately vest.

The officer is entitled to receive accrued pension benefits and the aggregate balance in the officer's deferred compensation account, as described in the narrative accompanying the Pension Benefits Table and the Non-Qualified Deferred Compensation Table. Career transition services and COBRA premiums for a period of 18 months are also provided.

In consideration of such severance benefits, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, (2) during a period equal to the severance multiple, the officer agrees to a covenant to, among other things, refrain from soliciting customers and employees, and (3) the officer also agrees to assist in legal proceedings as reasonably required during this period.

Potential Payments Following a Change in Control and Other Triggering Events

This table estimates potential payments for each individual named in the Summary Compensation Table, if there were a Change in Control of PG&E Corporation and its affiliates during 2007, and (1) the successor company does not continue the outstanding awards in a manner that preserves their value, and (2) the individual is terminated or constructively terminated effective December 31, 2007.

	Short-Term Incentive Plan Award	Severance Payment	Tax Restoration	Value of Stock Options Vesting(1)	Value of Stock Awards Vesting(2)	Present Value of Accumulated Pension Benefits	Non-Qualified Deferred Compensation Aggregate Balance	Total
P. A. Darbee	$1,050,000	$6,300,000	$0	$813,753	$8,051,667	$4,624,643	$2,493,797	$23,333,860
C. P. Johns	$288,002	$2,434,926	$0	$286,288	$1,869,935	$943,152	$2,182,657	$8,004,960
H. Park	$261,250	$2,208,750	$1,318,190	$0	$1,206,166	$49,442	$960,330	$6,004,128
R. L. Rosenberg	$273,009	$2,308,167	$1,449,619	$0	$1,478,891	$213,384	$1,857	$5,724,928
W. T. Morrow	$562,500	$3,937,500	$3,987,436	$0	$8,509,867	$95,490	$0	$17,092,793
G. R. Powell	$138,150	$1,335,450	$698,877	$0	$403,178	$29,481	$12,420	$2,617,556
(1)
Value based on the difference between the option exercise price and $43.09, which was the closing price of PG&E Corporation common stock on December 31, 2007.

(2)
Performance shares are valued at $45.6215 per share, the average closing price for the last 30 calendar days of the year. All other stock awards are valued at the December 31, 2007 closing price of $43.09. Payout percentages applied to performance shares reflect performance through December 31, 2007.

PG&E Corporation's and Pacific Gas and Electric Company's policy is not to provide benefits conditioned solely upon a Change in Control. In general, payments are triggered only if the Change in Control has been implemented (not just approved by shareholders) and (1) there has been termination or constructive termination of the individual in connection with a Change in Control or potential Change in Control or (2) with respect to vesting of equity-based awards, the successor entity has elected not to continue any equity-based grants in a manner that preserves the value of those grants.

These benefits are provided by the PG&E Corporation Officer Severance Policy and the LTIP. Benefits under the Officer Severance Policy may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which was adopted on February 15, 2006.

PG&E Corporation Officer Severance Policy.    The PG&E Corporation Officer Severance Policy provides covered officers with alternative benefits that apply upon a "double trigger," i.e., after (1) the covered officer's termination without cause or constructive termination and (2) following a Change in Control or potential Change in Control. Constructive termination includes certain changes to a covered officer's responsibilities, compensation, or place of employment.

In the event of an officer's termination without cause or constructive termination following a Change in Control or potential Change in Control, the policy provides for a lump sum payment equal to the total of:

1.
Unpaid base salary earned through the termination date,

2.
STIP target calculated for the fiscal year in which termination occurs (Target Bonus),

3.
Any accrued but unpaid vacation pay, and

4.
Three times the sum of Target Bonus and the officer's annual base salary in effect immediately before either the date of termination or the Change in Control, whichever base salary is greater.

Change in Control termination benefits also include reimbursement of excise taxes levied upon the severance benefit under Internal Revenue Code Section 4999. In addition, benefits conditioned upon continued future employment will accelerate in full.

The officer also is entitled to receive accrued pension benefits and the aggregate balance in the officer's deferred compensation account, as described in the narrative accompanying the Pension Benefits table and the Non-Qualified Deferred Compensation table.

PG&E Corporation Golden Parachute Restriction Policy.    Benefits provided under the Officer Severance Policy also are subject to the Golden Parachute Restriction Policy, which was adopt1ed on February 15, 2006.

The policy requires shareholder approval of executive severance payments provided in connection with a Change in Control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target annual bonus. This policy was adopted in response to a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

The Golden Parachute Restriction Policy applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a Change in Control, and (2) the termination or constructive termination of an officer covered by the Officer Severance Policy. It does not apply to the value of benefits that would be triggered by a Change in Control without severance, or to the value of benefits that would be triggered by severance in the absence of a Change in Control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

The Golden Parachute Restriction Policy became effective upon adoption on February 15, 2006, subject to existing contractual obligations in the Officer Severance Policy. The Officer Severance Policy provides that if the Policy is amended in a manner that creates an aggregate negative impact on officers covered by the Policy, those amendments do not become effective until three years after those covered officers receive notice of the change. For officers who were subject to the Officer Severance Policy on February 15, 2006, benefits provided under the Officer Severance Policy will not be subject to the Golden Parachute Restriction Policy until 2009.

The PG&E Corporation Long-Term Incentive Program and PG&E Corporation 2006 Long-Term Incentive Plan.    Effective January 1, 2006, the prior PG&E Corporation Long-Term Incentive Program (Prior LTIP) was replaced by the PG&E Corporation 2006 Long-Term Incentive Plan.

Starting with grants made for 2007 under the LTIP, equity grants will accelerate or automatically vest (1) following a Change in Control and (2) if (a) the successor company fails to continue previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated in connection with a Change in Control during a set period of time before and after the Change in Control. Specific accelerations and vesting are as follows (subject to any delays necessary to comply with Section 409A of the Internal Revenue Code):

1.
Any time periods relating to the exercise or realization of any stock-based incentive (including performance shares, stock options, performance units, and SISOPs) will be accelerated so that such incentive may be exercised or realized in full immediately upon the Change in Control,

2.
All shares of restricted stock will immediately cease to be forfeitable, and

3.
All conditions relating to the realization of any stock-based incentive will terminate immediately.

For awards granted prior to 2007, under the LTIP or the Prior LTIP, equity grants would accelerate or vest automatically upon a Change in Control only. The above amendments to the Change in Control triggers were adopted in response to issues raised in a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

What Constitutes a Change in Control?

The PG&E Corporation Officer Severance Policy and LTIP, both define a Change in Control as follows:

1.
Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20% or more of the combined voting power of PG&E Corporation's then outstanding securities,

2.
During any two consecutive years, individuals who at the beginning of that period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of PG&E Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or

3.
Any consolidation or merger of PG&E Corporation shall have been approved by the shareholders and consummated, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least 70% of the combined voting power of the Corporation, such surviving entity, or the parent of such surviving entity outstanding immediately after the merger or consolidation,

4.
The shareholders of PG&E Corporation shall have approved:

a.
Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or

b.
Any plan or proposal for the liquidation or dissolution of the Corporation.

For purposes of this definition, the term "combined voting power" means the combined voting power of the then outstanding voting securities of PG&E Corporation or the other relevant entity.

Prior to February 15, 2006, the definition of "Change in Control" reflected in the PG&E Corporation Officer Severance Policy and the LTIP included shareholder approval of certain consolidation or merger transactions, but did not require consummation. PG&E Corporation amended its definitions of "Change in Control" to require consummation of such transactions, in response to issues raised in a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

The prior definition of "Change in Control" applies to all equity grants made prior to the 2007 annual equity grants.

What Does "Cause" Mean?

For these purposes, "cause" means:

(i)
the willful and continued failure of the executive officer to perform substantially his or her duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive officer by the Board of Directors or the Chief Executive Officer of the Corporation, which specifically identifies the manner in which the Board of Directors or Chief Executive Officer believes that the executive officer has not substantially performed the executive officer's duties, or

(ii)
the willful engaging by the executive officer in illegal conduct or gross misconduct which is materially demonstrably injurious to the Corporation.

Potential Payments Upon Termination Due to Death or Disability

This table estimates potential payments for each individual named in the Summary Compensation Table, if that individual's employment were terminated due to death or disability effective December 31, 2007.

	Value of Stock Options Vesting(1)	Value of Stock Awards Vesting(2)	Value of Accum. Pension Benefits (Upon Death)	Non-Qualified Deferred Compensation Aggregate Balance	Total
P. A. Darbee	$813,753	$8,016,180	$1,559,197	$2,493,777	$12,882,927
C. P. Johns	$286,288	$1,860,813	$482,970	$2,182,657	$4,812,728
H. Park	$0	$1,197,933	$25,301	$960,330	$2,183,564
R. L. Rosenberg	$0	$1,470,782	$109,808	$1,857	$1,582,447
W. T. Morrow	$0	$8,542,418	$48,918	$0	$8,591,336
G. R. Powell	$0	$400,646	$15,071	$12,420	$428,137
(1)
Value based on the difference between the option exercise price and $43.09, which was the closing price of PG&E Corporation common stock on December 31, 2007.

(2)
Performance shares granted in 2005 are valued at $45.6215 per share, the average closing price for the last 30 calendar days of the year. All other stock awards are valued at the December 31, 2007 closing price of $43.09. Payout percentages applied to performance shares reflect performance through December 31, 2007.

If an officer's employment is terminated by reason of disability, the officer is entitled to pension payments consistent with benefits paid upon resignation. These payments are detailed above in the table entitled "Potential Payments Upon Resignation/Retirement."

If an officer's employment is terminated due to the officer's death, the amount of pension benefits depends on the officer's age and the number of years worked at PG&E Corporation and Pacific Gas and Electric Company. If (1) the officer was 55 years of age or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer's surviving spouse would be entitled to an immediate payment of 50% of the single life pension benefit that would have otherwise been available to the officer at age 65. For all other officers, the surviving spouse pension benefits would commence in the month that starts the day after that officer would have turned 55 years old. The value of this benefit would be 50% of the single life pension benefit that would have otherwise been available to the participant at age 55.

Upon termination following death or disability, the officer's designated beneficiary(ies) or the officer would be entitled to receive the aggregate balance in the officer's deferred compensation account.

Upon death or disability:

•
All unvested options vest immediately and are exercisable for the shorter of one year or the option term.

•
All unvested shares of restricted stock vest on the next annual vesting date.

•
Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance share grant and in any event within 60 days of the vesting date. The payout percentage is based on the same formula applied to active employees' performance shares. Beneficiaries also may receive a cash payment equal to the amount of dividends accrued over a performance period with respect to the performance shares, multiplied by the same payout percentage used to determine the amount, if any, of the performance shares.

•
SISOPs vest immediately and are payable in the seventh month following termination.

Vested LTIP awards are payable to the officer's designated beneficiary(ies), or otherwise in accordance with the officer's instructions or by law.

Report of the Audit Committees

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are comprised of independent directors and operate under written charters adopted by their respective Boards of Directors. The members of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are identical. At both PG&E Corporation and Pacific Gas and Electric Company, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Audit Committees that the consolidated financial statements of PG&E Corporation and Pacific Gas and Electric Company were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committees reviewed and discussed these audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committees also reviewed with the independent registered public accounting firm matters that are required to be discussed by Statement on Auditing Standards No. 114 (the successor to Statement on Auditing Standards No. 61, "Communication with Audit Committees").

Deloitte & Touche LLP was the independent registered public accounting firm for PG&E Corporation and Pacific Gas and Electric Company in 2007. The independent registered public accounting firm provided to the Committees the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committees discussed with the independent registered public accounting firm that firm's independence.

Based on the Committees' reviews and discussion with management and the independent registered public accounting firm, the Committees recommended to the Boards of Directors that the audited consolidated financial statements for PG&E Corporation and Pacific Gas and Electric Company be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

April 2, 2008

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Barry Lawson Williams, Chair
David R. Andrews
Maryellen C. Herringer
Mary S. Metz

Other Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and Pacific Gas and Electric Company know are the beneficial owners of more than 5% of any class of voting securities of PG&E Corporation or Pacific Gas and Electric Company as of March 3, 2008.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) One Market, Spear Tower, Suite 2400 San Francisco, CA 94105	283,856,022	96.49%
(1)
Pacific Gas and Electric Company's common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)
As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Pacific Gas and Electric Company common stock. As of March 3, 2008, PG&E Corporation and a subsidiary held 100% of the issued and outstanding shares of Pacific Gas and Electric Company common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Pacific Gas and Electric Company preferred stock.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, PG&E Corporation's and Pacific Gas and Electric Company's directors and certain officers, and persons who own greater than 10% of PG&E Corporation's or Pacific Gas and Electric Company's equity securities must file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or Pacific Gas and Electric Company with copies of all such reports they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and Pacific Gas and Electric Company believe that during 2007 all filing requirements applicable to their respective directors, officers, and 10% shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10% shareholders of the respective company.

By Order of the Boards of Directors of
PG&E Corporation and
Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary
PG&E Corporation and
Pacific Gas and Electric Company

Map and Directions to the PG&E Corporation and Pacific Gas and Electric Company Joint Annual Meeting

San Ramon Valley Conference Center
3301 Crow Canyon Road, San Ramon, CA

The San Ramon Valley Conference Center is located in San Ramon right off Interstate 680, approximately 35 miles east of San Francisco. From Highway 680, take the Crow Canyon Road exit. Go east on Crow Canyon Road past Camino Ramon. Turn right into the Conference Center parking lot. There is ample free parking on the grounds.

Your vote is important.

If you are not executing and submitting your proxy and voting instructions over the Internet or by telephone, please mark, sign, date, and mail the enclosed proxy card as soon as possible.

Printed with soybean ink on Blended Groundwood, a stock that is produced with approximately 11% fewer trees than a comparable freesheet and that also includes a pulp bleaching process that minimizes the use of elemental chlorine, thereby reducing the release of environmental pollutants.

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors. Unless contrary instructions are given below, the designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1 and 2.

Please Mark Here for Address Change SEE REVERSE SIDE	☐

PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR MANAGEMENT ITEMS 1 and 2.
ITEM 1. Election of Directors nominees are:
	FOR	AGAINST	ABSTAIN
01 David R. Andrews	☐	☐	☐
	FOR	AGAINST	ABSTAIN
02 C. Lee Cox	☐	☐	☐
	FOR	AGAINST	ABSTAIN
03 Peter A. Darbee	☐	☐	☐
	FOR	AGAINST	ABSTAIN
04 Maryellen C. Herringer	☐	☐	☐
	FOR	AGAINST	ABSTAIN
05 Richard A. Meserve	☐	☐	☐
	FOR	AGAINST	ABSTAIN
06 Mary S. Metz	☐	☐	☐
	FOR	AGAINST	ABSTAIN
07 William T. Morrow	☐	☐	☐
	FOR	AGAINST	ABSTAIN
08 Barbara L. Rambo	☐	☐	☐
	FOR	AGAINST	ABSTAIN
09 Barry Lawson Williams	☐	☐	☐

ITEM 2. Ratification of Appointment of the Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐	ABSTAIN ☐
WILL ATTEND
If you plan to attend the Annual Meeting, please mark the Will Attend box		☐

Signature	Signature	Date

If you are signing for the shareholder, please sign the shareholder’s name and your name, and specify the capacity in which you act.

If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the enclosed envelope.

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

PROXIES AND VOTING INSTRUCTIONS SUBMITTED OVER THE INTERNET OR BY TELEPHONE MUST BE
RECEIVED BY 11:59 P.M., EASTERN TIME, ON TUESDAY, MAY 13, 2008.

PRIOR TO VOTING, READ THE ACCOMPANYING JOINT PROXY STATEMENT AND THE ABOVE PROXY CARD.

Internet		Telephone		Mail
http://www.proxyvoting.com/pcg		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone in the U.S. or Canada to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy over the Internet or by telephone, you do NOT need to return your proxy card.

You can view the Joint Proxy Statement and Annual Report on the Internet at
www.pgecorp.com/investors/financial_reports/

Please use the attached ticket to attend the Pacific Gas and Electric Company Annual Meeting.

Pacific Gas and Electric Company®	2008 Annual Meeting Ticket

Ticket for the annual meeting on Wednesday, May 14, 2008, at 10:00 a.m., to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

(See reverse side for additional information.)

Pacific Gas and Electric Company®

The undersigned hereby appoints William T. Morrow, and Linda Y.H. Cheng, or any of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, May 14, 2008, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, signed, and dated on the reverse side.)

As an alternative to completing and mailing this proxy card, you may submit your proxy and voting instructions over the Internet at http://www.proxyvoting.com/pcg or by touch-tone telephone at 1-866-540-5760 (from anywhere in the United States or Canada). Please have your proxy card in hand when voting over the Internet or by telephone. These Internet and telephone voting procedures comply with California law.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held May 14, 2008:

The Joint Proxy Statement and Annual Report are available at: www.pgecorp.com/investors/financial_reports/

Address Change (Mark the corresponding box on the reverse side)

If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the enclosed envelope.

Pacific Gas and Electric Company®

ANNUAL MEETING OF SHAREHOLDERS

To be held at:

San Ramon Valley Conference Center
3301 Crow Canyon Road
San Ramon, California

May 14, 2008, at 10:00 a.m.

Please use the attached ticket to attend the Pacific Gas and Electric Company Annual Meeting.

There is free parking at the San Ramon Valley Conference Center.

Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cell phones must be turned off prior to entering the meeting. Cameras and video, audio, or any other electronic recording devices will not be allowed in the meeting room during the Annual Meeting, other than for Pacific Gas and Electric Company purposes. A checkroom will be available. For your protection, all purses, briefcases, and packages will be subject to inspection as you enter the meeting. No items will be allowed into the meeting that might pose a safety or security risk. We regret any inconvenience this may cause.

Real-time captioning services and assistive listening devices will be available. Please contact an usher if you wish to be seated in the real-time captioning section or require an assistive listening device.

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors. Unless contrary instructions are given below, the designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1 and 2.

Please Mark Here for Address Change SEE REVERSE SIDE	☐

PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR MANAGEMENT ITEMS 1 and 2.
ITEM 1. Election of Directors nominees are:
	FOR	AGAINST	ABSTAIN
01 David R. Andrews	☐	☐	☐
	FOR	AGAINST	ABSTAIN
02 C. Lee Cox	☐	☐	☐
	FOR	AGAINST	ABSTAIN
03 Peter A. Darbee	☐	☐	☐
	FOR	AGAINST	ABSTAIN
04 Maryellen C. Herringer	☐	☐	☐
	FOR	AGAINST	ABSTAIN
05 Richard A. Meserve	☐	☐	☐
	FOR	AGAINST	ABSTAIN
06 Mary S. Metz	☐	☐	☐
	FOR	AGAINST	ABSTAIN
07 William T. Morrow	☐	☐	☐
	FOR	AGAINST	ABSTAIN
08 Barbara L. Rambo	☐	☐	☐
	FOR	AGAINST	ABSTAIN
09 Barry Lawson Williams	☐	☐	☐

ITEM 2. Ratification of Appointment of the Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐	ABSTAIN ☐
WILL ATTEND
If you plan to attend the Annual Meeting, please mark the Will Attend box		☐

Signature	Signature	Date

If you are signing for the shareholder, please sign the shareholder’s name and your name, and specify the capacity in which you act.

Pacific Gas and Electric Company®

The undersigned hereby appoints William T. Morrow, and Linda Y.H. Cheng, or any of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, May 14, 2008, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, signed, and dated on the reverse side.)

As an alternative to completing and mailing this proxy card, you may submit your proxy and voting instructions over the Internet at http://www.proxyvoting.com/pcg or by touch-tone telephone at 1-866-540-5760 (from anywhere in the United States or Canada). Please have your proxy card in hand when voting over the Internet or by telephone. These Internet and telephone voting procedures comply with California law.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held May 14, 2008:

The Joint Proxy Statement and Annual Report are available at: www.pgecorp.com/investors/financial_reports/

Address Change (Mark the corresponding box on the reverse side)

QuickLinks

Joint Notice of Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company
Joint Proxy Statement
Questions and Answers
Corporate Governance Commitment
Corporate Governance Guidelines
Item No. 1: Election of Directors of PG&E Corporation and Pacific Gas and Electric Company
Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company
Item No. 2: Ratification of Appointment of the Independent Registered Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company
Information Regarding the Independent Registered Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company
Item Nos. 3 through 5: PG&E Corporation Shareholder Proposals
Compensation Discussion and Analysis
Compensation Committee Report
Executive Officer Compensation Information
Report of the Audit Committees
Other Information
Map and Directions to the PG&E Corporation and Pacific Gas and Electric Company Joint Annual Meeting